UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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GULF ISLAND FABRICATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GULF ISLAND FABRICATION, INC.

2170 BUCKTHORNE PLACE, SUITE 420

THE WOODLANDS, TEXAS 77380

________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2025

TO THE SHAREHOLDERS OF GULF ISLAND FABRICATION, INC.:

The 2025 annual meeting of shareholders (the “2025 annual meeting”) of Gulf Island Fabrication, Inc. (the “Company” or “Gulf Island”) will be held at 9:00 a.m., Central Time, on Thursday, May 15, 2025, conducted exclusively via live audio webcast, accessible at https://web.lumiconnect.com/266826102 for the following purposes, as more fully described in the enclosed proxy statement:

1.
To elect each of the five director nominees named in this proxy statement;
2.
To approve, on an advisory basis, the compensation of the Company’s named executive officers;
3.
To ratify the appointment of the Company’s independent registered public accounting firm for 2025; and
4.
To transact any other business that may properly come before the 2025 annual meeting.

The board of directors of Gulf Island (the “Board”) has fixed the close of business on March 27, 2025, as the record date for the determination of shareholders entitled to notice of and to vote at the 2025 annual meeting and all adjournments thereof.

Your vote is important. Please date and sign the enclosed proxy card and return it promptly in the enclosed stamp envelope or submit your proxy and voting instructions online at www.voteproxy.com. Returning the enclosed proxy card or submitting your proxy and voting instructions online will not prevent you from voting at the 2025 annual meeting if you login to the meeting website as a shareholder should you wish to do so. To obtain additional instructions for joining as a guest or participating and voting as a shareholder at the 2025 annual meeting, please contact Bryan Anderson at Equiniti Trust Company, LLC (“Equiniti”) at (347) 461-6326.

By Order of the Board of Directors

/s/ Westley S. Stockton

Westley S. Stockton

Executive Vice President, Chief Financial Officer, Treasurer and Secretary

The Woodlands, Texas

April 10, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY

OF THE PROXY MATERIALS FOR THE SHAREHOLDERS

MEETING TO BE HELD ON MAY 15, 2025.

This proxy statement and the 2024 annual report are available at www.gulfisland.com/eproxy.

Cautionary Statement Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements, which are all statements other than statements of historical facts. We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to, those described in more detail under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements. Further, we include website addresses throughout this proxy statement for reference only. The information contained on our website is not a part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

GULF ISLAND FABRICATION, INC.

2170 BUCKTHORNE PLACE, SUITE 420

THE WOODLANDS, TEXAS 77380

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2025

Proxy Summary

This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before returning your proxy card. For more information regarding our 2024 financial and operational performance, please review our 2024 annual report to shareholders, including financial statements (our “2024 annual report”). The 2024 annual report, including financial statements, is first being mailed to shareholders together with this proxy statement, the notice of annual meeting and form of proxy card (collectively, the “proxy materials”) on or about April 10, 2025.

2025 Annual Meeting of Shareholders

Time and Date:	9:00 a.m., Central Time, Thursday, May 15, 2025
Location:	https://web.lumiconnect.com/266826102
Record Date:	March 27, 2025
Voting:

Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each of the director nominees and one vote for each of the other proposals to be voted on at the 2025 annual meeting.

Agenda and Voting Recommendations

The Board is asking shareholders to vote on these matters:

Item	Proposal	Board Vote Recommendation	Page
1	Election of each of the five director nominees named in this proxy statement	FOR	16
2	Advisory vote to approve the compensation of our named executive officers	FOR	31
3	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025	FOR	33

Director Nominee Highlights (page 17)

We have included summary information about each of the director nominees as of the Record Date in the table below. See “Information about the Director Nominees and Executive Officers” for additional information regarding our director nominees.

Director Nominee(1)	Age	Director Since	Principal Occupation	Independent	Board Committees
Robert M. Averick‡†	59	2018	Portfolio Manager, Kokino LLC	Yes	• Audit • Compensation* • Corporate Governance & Nominating
Richard W. Heo**	54	2019	Chief Executive Officer of Gulf Island	No
Michael J. Keeffe‡	73	2014	Retired Senior Audit Partner, Deloitte & Touche LLP	Yes	• Audit* • Compensation
Cheryl D. Richard	69	2018	Retired Executive, Transocean Ltd.	Yes	• Audit • Compensation • Corporate Governance & Nominating*
Jay R. Troger‡	69	2023	Retired Executive, Mopec Group	Yes	• Audit • Corporate Governance & Nominating

____________________________

*	Committee Chair
**	Chair of the Board
‡	Audit Committee Financial Expert
†	Lead Independent Director
(1)

Does not include information regarding our current director, William E. Chiles, who will retire effective at the 2025 annual meeting, at which time our Board size is expected to be reduced to five members.

Compensation Highlights (pages 15 and 20)

•
New Annual Cash Incentive Program; Payouts Based on Performance. Annual cash incentive awards for 2024 for our named executive officers (“NEOs”) were based on a new incentive program structure, with payouts contingent on the Company’s achievement of specified levels of Adjusted Cash Flow (as defined on page 23) and safety targets. Based on our 2024 performance, our NEOs earned annual cash payouts ranging from 90% to 101% of their plan annual cash incentive awards.
•
100% of 2024 Long-Term Incentive (“LTI”) Awards Based on Performance. The 2024 LTI awards for our NEOs were part of the new incentive program and were comprised solely of performance-based RSUs. The performance-based RSUs provide for a potential payout of the award based on the Company’s achievement of break-even Adjusted Cash Flow for the year, with the award then further subject to a three-year vesting period following the grant date based on continued service. In early 2025, the Board determined that the performance metric for the 2024 performance-based RSUs was achieved.
•
No Changes to Base Salaries. There have been no changes to our executive officer base salaries since April 1, 2022.
•
“Double Trigger” Equity Awards. Vesting of equity awards will only accelerate in connection with a change of control event if, within the applicable protected period (one to two years) following such change of control event, a participant’s employment is terminated without cause or terminated by the participant for good reason.

Ongoing Board Refreshment (page 7)

Since 2018, the Board has appointed or nominated four new directors, including one female director and one racially diverse director, while at the same time reducing its overall size from ten to six directors. The Board is expected to further reduce its size to five directors immediately following the 2025 annual meeting in connection with Mr. Chiles’s retirement from the Board. Mr. Chiles’s retirement from the Board will be our seventh long-standing director to retire since 2018. The combination of such retirements and appointments has decreased our average tenure and age of our directors and increased Board diversity. In addition, since 2022, each of our directors is elected annually.

Corporate Governance Highlights (page 11)

We prioritize developing and maintaining a corporate governance framework that promotes the long-term interests of our shareholders, strengthens the accountability of our Board and management and engenders public trust in the Company. In furtherance of our commitment to strong corporate governance, our Board reviews on an ongoing basis evolving governance practices and investor preferences, including feedback from our shareholders.

The table below summarizes certain highlights of our corporate governance practices and policies. For detail regarding our ongoing corporate governance practices, see “Corporate Governance; Our Board of Directors and its Committees—Commitment to Corporate Governance.”

Corporate Governance Highlights
✓	Annual Election of Directors	✓	100% Independent Committees	✓	Regular Executive Sessions
✓	4 of 5 Directors Independent	✓	Majority Voting Standard for Uncontested Elections	✓	Demonstrated Board Refreshment
✓	Annual Board Evaluations and Skills Assessment	✓	Lead Independent Director	✓	Stock Ownership Guidelines for Directors and Officers
✓	No Shareholder Rights Plan	✓	Shareholder Right to Call a Special Meeting	✓	No Supermajority Voting
✓	Clawback Policies	✓	Anti-Hedging and Anti- Pledging Policy	✓	Robust Corporate Governance Guidelines

Communications with our Board and Shareholder Engagement (page 12)

We believe it is important for our shareholders and interested parties to provide input on our business, our corporate governance and executive compensation practices, or any other matter of shareholder interest. Shareholders and interested parties may contact our Chief Executive Officer (“CEO”), who will coordinate distribution of the correspondence to our full Board, as provided below:

By Letter	By Telephone	By Email	Virtually
Gulf Island Fabrication, Inc. 2170 Buckthorne Place Suite 420 The Woodlands, TX 77380	Richard Heo (713) 714-6100	Richard Heo rheo@gulfisland.com	Annual Meeting https://web.lumiconnect.com/266826102

During 2024, we engaged in regular dialogue with our shareholders and their representatives, with discussions centering on the following topics: (1) end market outlook, (2) labor market and related challenges, (3) strategy, (4) capital allocation, and (5) the resolution of a material legal proceeding.

Informed by discussions with our shareholders, the Board has previously implemented certain changes to our governance, board and management structures.

2024 Strategic Accomplishments

During 2024, we continued to advance our Company strategy, which is focused on generating stable, profitable growth. Underpinning this strategy is a focus on the following initiatives: (1) expanding our skilled workforce, (2) pursuing new growth end markets, while maintaining a focus on our traditional offshore markets, (3) further strengthening our project execution and maintaining bidding discipline, (4) growing and diversifying our offshore services business, and (5) further improving our resource utilization and returning capital to our shareholders. Our 2024 strategic accomplishment highlights included:

•
Maintaining a share repurchase program for our common stock that is designed to provide shareholder value while not impacting the Company’s ability to pursue its growth objectives;
•
Continuing to improve project execution and bidding processes, which contributed to increased gross profit margins for 2024 for our Fabrication division;
•
Ending 2024 with a strong balance sheet and liquidity, highlighted by a year-end cash and investments balance of $67.3 million, which provides us with the financial flexibility to pursue our growth objectives, including organic and inorganic growth opportunities and potential return of capital to shareholders;
•
The sale of certain property of our Fabrication Division that was part of our Houma Facilities (generating net cash proceeds of $8.5 million) in an effort to monetize under-utilized assets, reduce overhead costs and improve resource utilization; and
•
Expanding our offshore services offering to include cleaning and environmental services, which provides flushing and removal of hydrocarbon residue from process equipment and piping on offshore facilities prior to the performance of maintenance, repair or decommissioning.

Corporate Governance; Our Board of Directors and Its Committees

Our Board currently consists of six members and has established three standing committees: the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee. Our Board formally met six times during 2024.

Each committee operates under a written charter adopted by our Board, and such charters, together with our Corporate Governance Guidelines, are available at www.gulfisland.com under “Investors—Governance—Governance Documents.” The composition of each committee is reviewed annually by our Board. During 2024, each of our incumbent directors attended 100% of the aggregate of the total number of meetings of our Board and the total number of meetings held by all committees of our Board on which he or she served during the periods of his or her Board membership and committee service.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Chair of the Board may be one of the Company’s independent directors or may be a director who also has executive responsibilities (or otherwise is a non-independent director) if the Board determines that is in the best interests of the Company and our shareholders. Our Board periodically reviews the Company’s leadership structure and may make changes in the future as it deems appropriate. Effective November 30, 2024, our Board appointed Mr. Heo, the Company’s President and Chief Executive Officer, to serve as Chair of the Board in anticipation of Mr. Chiles retirement in connection with the expiration of his term at the 2025 annual meeting. In implementing this change in the Board’s leadership structure, the Board considered the relative benefits of combining the roles of Chair of the Board and CEO, the perspectives of our independent directors and governance trends and concluded that Mr. Heo would be best positioned to serve as our Chair of the Board. The Board believes that Mr. Heo’s role as our CEO and experience in the engineering, fabrication and construction industry, as well as his business development and project execution experience and knowledge of publicly traded companies, make him well-suited to serve as Chair of the Board. Accordingly, the Board concluded that the combined roles of CEO and Chair of the Board is the optimal leadership structure for the Company at this time.

In accordance with our Corporate Governance Guidelines, when the Chair of the Board is not independent, the independent directors will appoint from among themselves a Lead Independent Director, upon recommendation of the Corporate Governance and Nominating Committee. This position will be reviewed and appointed annually by the independent directors, upon recommendation of the Corporate Governance and Nominating Committee. Effective November 30, 2024, in connection with Mr. Heo’s appointment as Chair of the Board, upon recommendation of the Corporate Governance and Nominating Committee, our independent directors appointed Mr. Averick to serve as Lead Independent Director with clearly defined responsibilities.

In selecting Mr. Averick to serve as Lead Independent Director, the independent directors considered his public company board and corporate governance experience (including experience serving as chair of the board at another company), as well as his experience in finance, strategic planning and consulting and his institutional knowledge of the Company and its governance practices. The independent directors believe Mr. Averick’s experience will enable him to provide a valuable perspective on the Company’s business and risk management and enhances his ability to both work collaboratively with, and challenge members of senior management, when appropriate. Our independent directors are confident that Mr. Averick, as Lead Independent Director, will work in close partnership with Mr. Heo, our Chair of the Board and CEO, to ensure a strong and independent oversight of ongoing Board matters, and effective collaboration among the directors.

Our Board believes that our independent directors, with the leadership of our Lead Independent Director, provide effective oversight of management. Currently, five of our six directors are (and following the 2025 annual meeting, expect four of our five directors to be) independent, and our three standing committees are composed entirely of independent directors with the power and authority to engage legal, financial and other advisors as they may deem necessary, without consulting or obtaining the approval of the full Board or management. Moreover, in addition to director feedback provided during the course of meetings of our full Board, the independent directors are given the opportunity to meet in executive session at each regular meeting of our Board or more frequently, as needed. During 2024, Mr. Chiles, our former independent Board Chair, chaired all executive sessions of the independent directors and acted as the liaison between the independent directors and the management team, and in 2025, Mr. Averick, as Lead Independent Director, will serve such role.

Responsibilities of Chair of the Board and Lead Independent Director
Chair of the Board
•
Presides at meetings of the Board, and, unless another person is designated, meetings of shareholders.
•
Oversees the management, development and functioning of the Board.
•
Plans and organizes the schedule of Board meetings and establishes the agendas for Board meetings in consultation with the Lead Independent Director.

Lead Independent Director
•
Presides at meetings of the Board at which the Chair is not present, including executive sessions of the independent directors, and serves as a liaison between the CEO and independent directors.
•
Approves information to be sent to the Board and agendas and schedules for meetings of the Board to ensure there is sufficient time for discussion.
•
Authorized to call meetings of the independent directors and, if requested by significant shareholders, available for consultation and direct communication with such shareholders.

Board Independence

On the basis of information solicited from each director, and upon the advice and recommendation of the Corporate Governance and Nominating Committee, our Board annually determines the independence of each of our then-current directors in connection with the nomination process. Further, in connection with the appointment of any new director to the Board during the year, our Board makes the same determination. Our Board has determined that none of our current directors (specifically Ms. Richard and Messrs. Averick, Chiles, Keeffe and Troger), except for Mr. Heo (our Chief Executive Officer), has a relationship with the Company that would interfere with the exercise of independent business judgment and each is independent as defined in the director independence standards of the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”), as currently in effect. In making this determination, our Corporate Governance and Nominating Committee, with assistance from the Company’s legal counsel, evaluated responses to a questionnaire completed by each director regarding relationships and possible conflicts of interest between each director, the Company, management and the independent registered public accounting firm and made a recommendation to our Board. In its review of director independence, our Board considered all commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships any director may have with the Company, management and the independent registered public accounting firm.

Board Skills Matrix

The following table notes the breadth and variety of business experience that each of our director nominees brings to the Company and which enable the Board to provide insightful leadership to the Company so that it may better advance its strategies and deliver returns to shareholders. The Corporate Governance and Nominating Committee annually reviews this skills matrix for possible additions and any developments in the experience, qualifications, attributes and skills of the directors.

Director Nominee Experience and Skills Matrix
CEO or other Senior Executive Experience

Experience in senior leadership positions provides our Board with practical insights on management of complex organizations, organizational behavior, processes, values and culture, and maintaining effective, sustainable and safe operations, so that we may achieve our strategic goals.

4 of 5 directors
Industry Experience

Industry expertise and experience in energy or energy service, industrial construction and fabrication management and other industrial services, EPC and renewable energy allows the Board to develop a deeper understanding of our business, its operations and key performance indicators in a competitive environment. In addition, industry expertise and experience provides the Board with awareness and know-how to help the Company cultivate and sustain growth in its industries.

4 of 5 directors
Accounting & Financial Experience

Experience as an accountant, auditor, financial expert or other relevant experience is critical to allowing the Board to oversee the preparation and audit of our financial statements and compliance with various regulatory requirements and standards.

4 of 5 directors
Other Public Company Board Experience

Directors who serve or have served on the boards of other public companies understand the responsibilities of a public company board and can provide insight on issues commonly faced by public companies gained from this experience.

4 of 5 directors

Director Nominee Experience and Skills Matrix (cont.)
Capital Markets & Banking Experience

Experience overseeing investments and capital market transactions provides the Board with critical background, knowledge and skills that enhance the Company’s ability to raise capital to fund its operations and evaluate and implement capital allocation strategies.

3 of 5 directors
Legal & Regulatory Compliance Experience

Experience in the legal field or in regulated industries provides the Board with knowledge and insights in complying with government regulations and legal obligations, as well as identifying and mitigating legal and compliance risks.

3 of 5 directors
Cybersecurity

Cybersecurity risks are increasing for all industries, including our own, and our Board members’ experience and expertise in this area are essential to: (i) mitigating cybersecurity and related information technology security risks, and (ii) the Company’s risk management as a whole.

1 of 5 directors
Human Capital Management

Experience in human capital management, including employee development, workplace health and safety, labor relations, workforce engagement and administration, and executive compensation, helps the Board and the Company recruit, retain and develop key talent, and build strong relationships with our employees.

5 of 5 directors
Risk Management & Oversight	Experience overseeing complex risk management allows the Board to identify, assess and mitigate key risks, and design and implement risk management practices to protect shareholder return.	5 of 5 directors
Corporate Strategy & Business Development

Experience with corporate strategy and business development enhances the Board’s ability to develop innovative solutions, implement our business and strategic plans, and to drive growth in our competitive industry.

5 of 5 directors
Corporate Governance & Ethics

Experience implementing governance structures and policies provides the Board with an understanding of best practices and key issues, enhancing our ability to maintain good governance and to execute new key governance initiatives.

5 of 5 directors
Independence

Directors who are “independent” under the rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ allow the Board to provide unbiased oversight over the Company and to effectively implement governance practices.

4 of 5 directors

Ongoing Board Refreshment

We are committed to Board refreshment and we believe the Company’s policies and practices help to ensure a diversity of skills, experience and tenure on the Board. Since 2018, the Board has appointed or nominated four new directors, including one female director and one racially diverse director while at the same time reducing its overall size from ten to six directors. The Board will further reduce its size to five directors immediately following the 2025 annual meeting in connection with Mr. Chiles’s retirement from the Board. Mr. Chiles will be our seventh long-standing director to retire since 2018. The combination of such retirements and appointments has decreased our average tenure and age of our directors and increased Board diversity, as compared to the Board composition in 2018 when the Board refreshment process began. In addition, since 2022, each of our directors is elected annually.

Director Resignation Policy

The Board has adopted a Director Resignation Policy. The policy requires that directors provide a written offer of resignation, which the Corporate Governance and Nominating Committee will consider and recommend to the Board whether to accept or reject or whether other action should be taken, in the event that: (1) an incumbent director nominee receives less than a majority of affirmative votes in an uncontested election, or (2) a director has a material change in his or her principal occupation, employment or business association or job responsibilities, including retirement, or plans to join another company board for which our Chair of the Board has determined that a potential conflict of interest may arise.

In addition, in accordance with our Corporate Governance Guidelines, subject to our amended and restated articles of incorporation (our “articles of incorporation”), and our amended and restated by-laws (our “by-laws”), employee directors will resign from the Board when they retire or otherwise cease to be employed by the Company.

Finally, as stated in our Corporate Governance Guidelines, the Board believes that a director should offer his or her resignation if there is a substantial conflict of interest between the director and the Company or the Board and such conflict cannot be resolved to the satisfaction of the Board.

Board’s Role in Risk Oversight

The Board, as a whole, is responsible for risk oversight, with review of certain areas being conducted by the relevant Board committees that report to the full Board. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management program. There are several ways our Board performs this function, including: (1) receiving quarterly management updates on our business operations and financial results and discussing risks related to the business at each regular Board meeting, (2) receiving reports on all significant committee activities at each regular Board meeting, (3) evaluating the risks inherent in significant transactions, as applicable, (4) receiving an annual report from management on its evaluation of our enterprise risk management, including management’s identification of risks, determination of probability and potential impact of each risk and mitigation strategy, and (5) with our Audit Committee, receiving an annual report from our information technology personnel regarding potential cybersecurity threats and the status of our mitigation activities. Throughout the year, the Board received briefings and assessments of the Company’s risks through regular interactions with our management and, from time-to-time, input from independent advisors, including, among other items, key risks related to:

• Business environment and market	• Cybersecurity
• Compliance	• Tax
• Human resources	• Health, safety and environmental
• Treasury	• Security
• Mergers and acquisitions	• Legal
• Financial reporting	• Strategy

Our Board believes that full and open communication between management and the Board is essential to effective risk oversight. Management is available to address any questions or concerns raised by our Board on risk management or any other matters, and any member of management may be requested to attend any meeting of the Board or a committee of the Board, upon request of any non-management director.

The Board conducts certain risk oversight activities through its committees, which oversee specific areas and provide reports to the full Board regarding such committee’s considerations and actions. The Audit Committee reviews and considers financial, accounting, internal controls, and cybersecurity and regulatory compliance risks, including those that could arise from our accounting and financial reporting processes. The Audit Committee also reviews and monitors risks through various reports presented by our outsourced internal auditors and our independent registered public accounting firm. The Compensation Committee reviews and considers risks related to our compensation policies, including incentive plans, to determine whether those policies subject the Company to material risks. The Corporate Governance and Nominating Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with our Board leadership structure, corporate governance matters, and environmental and social risks. For additional information regarding the Board and Audit Committee’s oversight of cyber and related information technology security risks, see “Item 1C. Cybersecurity” of our 2024 annual report.

Strategy

Our Board oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company’s business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals.

In carrying out its risk oversight responsibilities, the Board is active in overseeing management’s actions to execute our business strategy and continue to enhance our financial position. To ensure informed and effective oversight, the Board organizes periodic strategic planning sessions to discuss our strategic initiatives and to participate in the development of our strategic direction. In September 2024, the Board had a strategic session. Outside of these sessions, the Board receives regular updates regarding management’s execution of the Company’s strategic initiatives at its regular meetings. The Board also continues to monitor the Company’s performance against our annual business plan, including reviewing actual and forecast operating results on a regular basis to evaluate the status and success of management in the execution of the Company’s annual business plan.

Board Evaluation Process

The Corporate Governance and Nominating Committee is responsible for overseeing the annual performance evaluation of the Board, which is a multi-step process designed to evaluate the performance of the Board and each of its committees.

STEP 1: Confidential Evaluations

Annually, each director completes an evaluation of the full Board, its committees and their chairs, and the Board processes, which is intended to provide each director with an opportunity to evaluate performance for the purpose of improving Board and committee processes and effectiveness. The detailed evaluation questionnaire seeks quantitative ratings and subjective comments in key areas of Board practice, and asks each director to evaluate how well the Board and its committees operate and to make suggestions for improvements. These key areas include assessment of Board composition, meeting procedures, allocation and delegation of responsibilities among the Board and its committees and adequacy and availability of resources.

STEP 2: Board Summary

The Corporate Governance and Nominating Committee reviews the results and its assessment of Board performance, including the committees and their chairs, is presented to the full Board. As needed, the Corporate Governance and Nominating Committee recommends any areas of improvement for the Board to consider implementing.

STEP 3: Recommendations Implemented	Based on the recommendations to the Board, the Company practices and policies are updated, as appropriate.

Changes made in recent years in response to feedback from evaluations include multiple director search processes and appointments as part of the ongoing refreshment process, the establishment of periodic sessions of the Board with key management focused on strategic planning, and improvements to the Board and committee meeting practices by allocating more time to topics relating to risk oversight and strategy and use of a Board portal. Additionally, in response to feedback relating to Board refreshment, diversity and succession planning, since 2020, the Chair of the Corporate Governance and Nominating Committee has a more formal process to discuss with each director such director’s plans for continued service on the Board and any projected retirement horizon.

Board Committees

Our Board reviews and approves committee assignments on an annual basis. The following table notes our current committee structure and membership (M - Member; C - Chair; FE - Financial Expert):

Director(1)	Audit Committee	Corporate Governance and Nominating Committee	Compensation Committee
Robert M. Averick	M, FE	M	C
William E. Chiles(2)	M, FE		M
Michael J. Keeffe	C, FE		M
Cheryl D. Richard	M	C	M
Jay R. Troger	M, FE	M

____________________________

(1)
As a non-independent director, Mr. Heo does not serve as a member of any committee of the Board, all of which are composed entirely of independent directors.
(2)
As disclosed elsewhere in this proxy statement, Mr. Chiles is expected to retire from the Board, effective immediately after the 2025 annual meeting.

Audit Committee

The Audit Committee currently consists of the following five directors: Michael J. Keeffe (Chair and Financial Expert), Robert M. Averick (Financial Expert), William E. Chiles (Financial Expert), Cheryl D. Richard and Jay R. Troger (Financial Expert). Our Board determined that each of these directors is “independent” as such term is defined in the NASDAQ listing standards, including satisfying the heightened independence standards and additional requirements for audit committee members under the applicable SEC rules and the NASDAQ listing standards. Further, our Board determined that Messrs. Keeffe, Averick, Chiles and Troger are each an “audit committee financial expert” as such term is defined within the applicable rules of the SEC. The Audit Committee met five times during 2024.

The Audit Committee’s primary function is to assist our Board in fulfilling its oversight responsibilities relating to: (1) the quality and integrity of the accounting, auditing, disclosure controls and procedures, internal control over financial reporting and financial reporting practices of the Company, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s independent registered public accounting firm and internal audit firm, and (4) review and approval or ratification of any transaction that may require disclosure under Item 404 of Regulation S-K of the rules and regulations of the SEC.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of the following three directors: Cheryl D. Richard (Chair), Robert M. Averick and Jay R. Troger. Our Board determined that each of these directors is “independent” as such term is defined in the NASDAQ listing standards. The Corporate Governance and Nominating Committee met three times during 2024.

The Corporate Governance and Nominating Committee assists the Board in fulfilling its oversight responsibilities by: (1) identifying, considering and recommending to the Board candidates to be nominated for election or reelection to the Board or as necessary to fill vacancies and newly-created directorships, (2) monitoring the size and composition of the Board and its committees and making recommendations to the Board on membership of the committees and committee structure, (3) overseeing the Company’s environmental, social and governance (“ESG”) practices and procedures, including reviewing the Company’s ESG strategy and initiatives, (4) maintaining the Company’s Corporate Governance Guidelines and recommending to the Board any desirable changes to the Company’s corporate governance practices, priorities and procedures, (5) evaluating the effectiveness of the Board and its committees, (6) addressing any related matters required by the federal securities laws or NASDAQ, and (7) overseeing the succession plan process for each of the Company’s executive officers and the Chair of the Board.

Compensation Committee; Compensation Committee Procedures

The Compensation Committee currently consists of the following four directors: Robert M. Averick (Chair), William E. Chiles, Michael J. Keeffe and Cheryl D. Richard. Our Board has determined that each of these directors is “independent” as such term is defined in the NASDAQ listing standards, including satisfying the heightened independence standards and additional requirements for compensation committee members under the applicable SEC rules and the NASDAQ listing standards. Further, our Board has determined that each of the directors is a “non-employee director” as defined under Rule 16b-3 under the Exchange Act. The Compensation Committee met four times during 2024.

The Compensation Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities by: (1) discharging the responsibilities of the Board relating to the compensation of the Company’s officers, (2) overseeing the form and amount of director compensation, and (3) administering the Company’s cash-based and equity-based incentive compensation plans. The Compensation Committee has overall responsibility for approving, evaluating and recommending to the Board all compensation plans of the Company and to administer and interpret such plans.

The Compensation Committee seeks the input of our Chief Executive Officer in connection with performance evaluations and compensation decisions for our other executive officers; however, our Chief Executive Officer is not present when the Compensation Committee meets to evaluate his performance nor when our Board determines his compensation.

The terms of our stock incentive plans permit the Compensation Committee to delegate to appropriate personnel its authority to make awards to employees other than those subject to Section 16 of the Exchange Act. The Compensation Committee delegated authority to our Chief Executive Officer to grant incentives (pursuant to the terms of the Company’s stock incentive plan) to new employees of the Company who are not subject to Section 16 of the Exchange Act, provided the award: (1) is made in writing and during an open window period, (2) does not relate to more than 25,000 shares of the Company’s common stock per new hire and no more than 100,000 shares of common stock per calendar year, and (3) is reported to the Committee at its next meeting.

Commitment to Corporate Governance

We prioritize developing and maintaining a corporate governance framework that promotes the long-term interests of our stakeholders, strengthens accountability of our Board and management and engenders public trust in the Company. As discussed in “Corporate Governance Highlights,” in furtherance of our commitment to strong governance and in response to feedback from our stakeholders, in recent years we have taken steps to improve our corporate governance practices, including those highlighted in the table below. We will continue this commitment to act in the best interest of our stakeholders by regularly reviewing and updating our corporate governance practices as and when appropriate. Our dedication to good corporate governance is evidenced by the following:

Corporate Governance Highlights
Annual Election of Directors	Since 2022, the Board is fully declassified, with each director elected annually.
Majority Vote for Directors	We have a majority voting standard for election of directors in an uncontested election.
Majority Independent Board	During all of 2024, five of our six directors were independent and four of our five director nominees are independent; only our CEO is not independent.
100% Independent Committees	Each of our Audit, Compensation and Corporate Governance and Nominating Committees is composed of entirely independent directors.
Lead Independent Director

Our Corporate Governance Guidelines require a Lead Independent Director to be appointed when roles of the Chair of the Board and Chief Executive Officer are combined. Effective November 30, 2024, in connection with the combining of the roles of Chair of the Board and Chief Executive Officer, our independent directors appointed Mr. Averick as Lead Independent Director, upon recommendation of the Corporate Governance and Nominating Committee.

Annual Board Evaluations	Each year our directors complete an evaluation of the full Board and its committees for the purpose of improving Board and committee processes and effectiveness.
Annual Board Skills Assessment

The Corporate Governance and Nominating Committee conducts an annual assessment of director experience, qualifications, attributes and skills currently on the Board and any additional experience, qualifications, attributes and skills needed for the Board to effectively oversee the interests of the Company.

Demonstrated Board Refreshment

The Board has appointed or nominated four new directors since 2018, including one female director and one racially diverse director, while at the same time reducing the size of our Board with the retirement of seven long-standing directors, following the retirement of Mr. Chiles, effective at the 2025 annual meeting.

Shareholder Right to Call a Special Meeting	Our shareholders holding 20% of our outstanding shares of common stock may call a special meeting of shareholders in accordance with our articles of incorporation.
Clawback Policies

In addition to the clawback provisions included in our equity award agreements, in 2023 the Board adopted a stand-alone clawback policy that complies with recently enacted SEC rules and NASDAQ listing standards.

Limited Supermajority Requirements	We have limited supermajority voting provisions in our articles of incorporation relating to the removal of directors and amending the article governing director liability and indemnification.

Corporate Governance Highlights (cont.)
Stock Ownership Guidelines	Our directors and executives are required to hold a certain amount of shares of our common stock and are prohibited from hedging or pledging the Company’s stock.
No Shareholder Rights Plan	We have not implemented a shareholder rights plan or “poison pill.”
Regular Executive Sessions

Our independent directors regularly meet in executive session without management present and at the request of such directors, may include certain outside service providers, such as our independent registered public accounting firm.

Governance Policies	We have adopted robust corporate governance guidelines and code of business conduct and ethics.

Communications with our Board and Shareholder Engagement

Our Board values communicating and engaging with our shareholders to understand their views on important business, corporate governance and executive compensation matters.

Any shareholder may communicate with our Board (or with any individual director) by sending a letter by mail to the following address: Gulf Island Fabrication, Inc., Attn: Board of Directors (or the name of the individual director or directors), 2170 Buckthorne Place, Suite 420, The Woodlands, Texas, 77380 or by email to rheo@gulfisland.com. The Company will coordinate distribution of the correspondence to the Chair of the Board or the appropriate director or directors for response.

We engage in regular dialogue with our shareholders and their representatives. During 2024, our discussions centered on the following topics: (1) end market outlook, (2) labor market and related challenges, (3) strategy, (4) capital allocation, and (5) the resolution of a material legal proceeding.

Informed by discussions with our shareholders, the Board has previously implemented certain changes to our governance, board and management structures, including adopting a majority voting standard for uncontested elections, removing certain supermajority voting requirements in our articles of incorporation and by-laws, revising the threshold to call a special meeting to 20% of the outstanding shares of our common stock, adopting a Board Diversity Policy, increasing stock ownership guidelines for our directors, appointing a new Chief Executive Officer, electing a new Chair of the Board, decreasing the size of the Board, and amending and restating our articles of incorporation to declassify the Board.

Our Board has adopted a policy that recommends that all directors attend all meetings of our shareholders. At the last annual meeting of shareholders held on May 16, 2024, all then current members of our Board were in attendance.

Ethics and Business Conduct Related Policies

The Company maintains a Code of Ethics for our Chief Executive Officer and senior financial officers (our “Code of Ethics”) and a Code of Business Conduct and Ethics, which applies to all employees and directors, including our Chief Executive Officer and senior financial officers. These codes are posted at www.gulfisland.com under “Investors—Governance—Governance Documents.” Any substantive amendments to the Code of Ethics will be disclosed within four business days of such event on our website and will remain on our website for at least 12 months.

Director and Executive Officer Stock Ownership Guidelines

Our Corporate Governance Guidelines contain director and executive officer stock ownership guidelines that generally require: (1) directors to hold at least 15,000 shares of the Company’s stock, including any unvested restricted stock units, for the duration of their remaining tenure as a director of the Company, and (2) executive officers to hold Company stock, including any unvested restricted stock units, in an amount equal to 2.0 times base salary in the case of the Chief Executive Officer and 1.25 times base salary in the case of all other executive officers. These guidelines must be met within five years of a director’s election to our Board or an executive officer becoming subject to the guidelines, respectively. With respect to the director ownership guidelines, the five-year compliance window is increased by one year for every year the Board does not grant equity-based compensation to its non-employee directors.

As of December 31, 2024, all of our named executive officers and all of our current directors, except Mr. Troger, exceeded their target ownership levels. Mr. Troger, who was elected to the Board in 2023, has until May 18, 2028 to reach his target ownership level, subject to future extension.

Anti-Hedging and Pledging Policies; Insider Trading Policy

Our Corporate Governance Guidelines prohibit our directors and executive officers from entering into any hedging arrangements with respect to our securities. Specifically, the guidelines contain the following prohibition: “Directors and executive officers are prohibited from engaging in any transaction that would have the effect of hedging the economic risk of ownership of their Company stock.”

Furthermore, directors and executive officers may not borrow against any account in which Company stock is held or pledge Company stock as collateral for a loan (including a margin loan) or for any other purpose.

Finally, we have a formal insider trading policy that applies to all Company personnel, including directors, officers, employees and other covered persons. We believe our insider trading policy, which includes additional restrictions and procedures applicable to our directors and executive officers, is reasonably designed to promote compliance with insider trading laws, rules, regulations and listing standards applicable to the Company. In addition, the policy confirms that the Company will not engage in transactions in its securities in violation of applicable securities laws. A copy of our insider trading policy was filed as Exhibit 19 to our 2024 annual report.

Consideration of Director Nominees

The Corporate Governance and Nominating Committee will regularly assess the appropriate size of our Board, as well as whether any vacancies on our Board are expected due to retirement or otherwise and whether such vacancies should be filled. The Corporate Governance and Nominating Committee will consider various potential candidates for director who may come to the attention of our Board through current members of our Board, professional search firms or shareholders during its annual review process. In the event of a vacancy, the Corporate Governance and Nominating Committee may recommend alternatively that the Board reduce its size. Each candidate brought to the attention of the Corporate Governance and Nominating Committee, regardless of who recommended such candidate, is evaluated in the same manner.

The identification and evaluation of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of the Board and the Company from time to time. The Corporate Governance and Nominating Committee believes that each potential director nominee should be evaluated based on his or her individual merits, taking into account the Company’s needs and the composition of the Board at the time. As a result, the Corporate Governance and Nominating Committee has not set specific, minimum qualifications that a director must meet in order for the Corporate Governance and Nominating Committee to recommend him or her to the Board, other than being under the age of 78 at the time of his or her election.

In evaluating nominees for membership on our Board, the Corporate Governance and Nominating Committee considers the Board membership criteria set forth in our Board Diversity Policy (which is available at www.gulfisland.com under “Investors—Governance—Governance Documents”) and in our Corporate Governance Guidelines. To that end, the Corporate Governance and Nominating Committee, when expanding the size of the Board or filling a vacancy on the Board, commits to interviewing at least one candidate who would increase the diversity of the Board with respect to gender, race, sexual orientation or disability.

Consistent with these policies, the Corporate Governance and Nominating Committee consistently seeks directors with integrity and proven business judgment, management ability and a diverse mix of backgrounds and experiences to build a capable, responsive, balanced and effective Board. In reviewing the qualifications of potential director nominees, the Corporate Governance and Nominating Committee considers many factors, including accounting and financial expertise, capital markets and banking experience, relevant industry experience (including energy and energy service, industrial construction and fabrication management and other industrial services, EPC and renewable energy), corporate responsibility expertise, human capital management experience, cybersecurity and technology expertise, recent senior corporate executive experience, legal and regulatory compliance expertise, public company board experience, corporate strategy and business development experience, corporate governance and ethics experience, and risk management and oversight experience.

Upon the recommendations of the Corporate Governance and Nominating Committee, nominations of directors and related matters are voted upon by the Board. Since Mr. Heo is a member of management and a non-independent director, he is not involved in the nominations process.

As set forth in our Corporate Governance Guidelines, our Corporate Governance and Nominating Committee will consider director candidates recommended by our shareholders for nomination for election to our Board. Any shareholder may suggest a nominee by sending the following information to our Board: (1) the proposing shareholder’s name, address and telephone number, (2) the number of shares of our common stock beneficially owned by the proposing shareholder and the suggested nominee, (3) the suggested nominee’s name, age, business and residential addresses and telephone number, (4) a statement that the suggested nominee knows that his or her name is being suggested by the proposing shareholder, and that he or she has consented to being suggested and is willing to serve, (5) the suggested nominee’s resume or other description of his or her background and experience, including any self-identifying diversity characteristics that such nominee elects to provide, and (6) the proposing shareholder’s reasons for suggesting that the individual be considered. The information should be sent to the Corporate Governance and Nominating Committee of our Board addressed as follows: Chair - Corporate Governance and Nominating Committee of Gulf Island Fabrication, Inc., 2170 Buckthorne Place, Suite 420, The Woodlands, Texas, 77380.

We have advance notice procedures that permit a shareholder to present shareholder nominees at our annual shareholder meetings. For additional information regarding our advance notice procedures, as well as the requirements for related SEC procedures, see “Shareholder Proposals and Nominations for the 2026 Annual Meeting.”

Director Compensation

In setting director compensation, we consider the significant amount of time directors dedicate to fulfilling their duties as directors, as well as the skill-level required to be an effective member of our Board. In early 2022, the Compensation Committee reviewed the Company’s compensation program for non-employee directors, which had been in place since 2018. Following this review, the Compensation Committee recommended, and the Board approved, our current non-employee director compensation program effective June 1, 2022. In October 2024, the program was further revised to reflect additional compensation payable to a non-employee director holding the position of Lead Independent Director. Under our program, our non-employee directors receive a combination of cash and equity compensation, as described below.

Cash Compensation

Our non-employee directors receive the following annual compensation:

•
Annual fee of $145,000 paid to our Chair of the Board if he or she is a non-employee director, 60% of which is paid in cash and 40% of which is paid in the form of a time-based equity award;
•
Annual fee of $100,000 paid to each other non-employee director, 60% of which is paid in cash and 40% of which is paid in the form of a time-based equity award;
•
Additional annual fee of $5,000 paid to our Lead Independent Director;
•
Additional annual fee of $18,000 paid to the Chair of the Audit Committee; and
•
Additional annual fee of $12,000 paid to the Chair of each of the Corporate Governance and Nominating Committee and the Compensation Committee.

Directors do not receive additional fees for attending meetings of our Board and its committees; however, all directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board and its committees.

Equity-Based Compensation

As described above, 40% of each non-employee director’s regular annual fee is paid in the form of a time-based equity award. Accordingly, on April 1, 2024, each non-employee director received an award of time-based restricted stock units (“RSUs”) based on a grant value equal to 40% of their annual fee. The RSUs represent the right to receive an equivalent number of shares of the Company’s common stock. The number of RSUs granted to each non-employee director was determined by dividing each director’s applicable target equity value by the greater of the closing price per share of the Company’s common stock on the grant date or $5.00, and rounding down to the nearest share. The RSUs shall vest on the first anniversary of the grant date, subject to the non-employee director’s continued service through the vesting date, unless otherwise approved by the Board.

2024 Director Compensation

The table below summarizes compensation earned for 2024 for each non-employee director serving as a director during 2024. Mr. Heo (our Chief Executive Officer) did not receive any compensation for his service as a director, and his compensation as an executive of the Company is reflected in the “2024 Summary Compensation Table” on page 26.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Robert M. Averick	$72,834	$39,998	$112,832
William E. Chiles	82,500	57,998	140,498
Michael J. Keeffe	78,000	39,998	117,998
Cheryl D. Richard	72,000	39,998	111,998
Jay R. Troger	60,000	39,998	99,998

____________________________

(1)
Reflects cash fees paid to our non-employee directors during 2024 for their service on our Board and its committees, as applicable.
(2)
Reflects the aggregate grant date fair value of RSUs. RSUs are valued on the date of grant at the closing price per share of our common stock. On April 1, 2024, each of our then-current non-employee directors was granted 5,333 RSUs, except our former Chair Mr. Chiles was granted 7,733 RSUs, with a grant date fair value of $7.50 per RSU. All of the RSUs will vest on April 1, 2025, one year after the date of grant. As of December 31, 2024, these RSUs were the only outstanding equity awards held by the directors.

PROPOSAL 1: Election of Directors

Our articles of incorporation provide that the number of directors will be set forth in our by-laws. Our by-laws allow for the number of directors constituting the entire Board to be a range of not less than three nor more than twelve, with the exact number of directors to be fixed by a duly adopted resolution of the Board. The size of our Board is currently set at six directors but is expected to be reduced to five directors following the 2025 annual meeting, in connection with Mr. Chiles’ retirement.

Upon recommendation of our Corporate Governance and Nominating Committee, and in furtherance of our board refreshment efforts, our Board has nominated Messrs. Averick, Heo, Keeffe and Troger and Ms. Richard for election to our Board for terms expiring at the next annual meeting in 2026 and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. All of the nominees have consented to being named as nominees in this proxy statement and to serve as directors if elected. All of the nominees are current directors. All directors are elected on an annual basis.

In the unanticipated event that any nominee is unable to serve or for good cause will not serve as a candidate for director, the persons named as proxies on your proxy card will vote your shares of our common stock for a substitute candidate nominated by our Board, unless otherwise directed.

Directors are elected by the affirmative vote of a majority of the votes cast with respect to each director (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee), except in the event of a contested election, in which case directors are elected by the affirmative vote of a plurality of the votes cast (meaning the director nominees who receive the highest number of votes “for” their election are elected). A contested election occurs when the number of nominees for director exceeds the number of directors to be elected.

In the event an incumbent director nominee does not receive a majority of the votes cast in an uncontested election, such director must tender his or her resignation to the Corporate Governance and Nominating Committee, which will consider the director’s offer of resignation and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. For additional information regarding the vote required and treatment of abstentions and broker non-votes, see “Questions and Answers about the 2025 Annual Meeting and Voting.”

Our Board unanimously recommends that you vote “FOR” the election of each of the five director nominees named in this proxy statement.

Information about the Director Nominees and Executive Officers

The following table sets forth, as of March 27, 2025, for each director nominee and each of our executive officers, the age, any positions with the Company, principal occupations and employment during the past five years, and, if a director nominee, each such person’s directorships in other public corporations during the past five years and the year that such person was first elected as a director of the Company. We have also included information about each director nominee’s specific experience, qualifications, attributes or skills that led our Board to recommend that our shareholders elect such person to serve as one of our directors, in light of our business and Board structure at the time of such nomination. All executive officers serve at the pleasure of our Board.

Name and Age	Positions with the Company, Principal Occupations, and Directorships in Other Public Companies	Director Since

Robert M. Averick, 59

Since 2012, Mr. Averick has served as a Portfolio Manager at Kokino LLC, a private investment firm that provides investment management services to Piton Capital Partners LLC. Mr. Averick also serves as a member of the board of directors of Amtech Systems, Inc., a publicly traded manufacturer of semiconductor capital equipment, and PhoneX Holdings, Inc., where he currently serves as chair of the board of directors.

Mr. Averick has 25 years of experience as a small-capitalization, value-driven public equity portfolio manager. His experience in finance, strategic planning and consulting, as well as his public company board experience, provide him with valuable skills and expertise and make him highly qualified to serve as Lead Independent Director of our Board and a member of each of our Board committees and as Chair of the Compensation Committee. Mr. Averick has been designated as an Audit Committee Financial Expert.

2018
Richard W. Heo, 54

Mr. Heo became President and Chief Executive Officer of the Company in November 2019. Prior to joining the Company, he served as Senior Vice President of North, Central and South America from 2018 to 2019 for McDermott International, Inc., a publicly traded multinational engineering, procurement, construction (“EPC”) and installation company, which acquired Chicago Bridge & Iron N.V. (“CB&I”), a publicly traded EPC company, in 2018. Mr. Heo served as Executive Vice President of Fabrication Services for CB&I from 2017 to 2018, and President of CB&I’s Engineered Products business unit from 2014 to 2017. Prior to joining CB&I, he served in various senior leadership positions at KBR, Inc., a publicly traded EPC company, from 2009 to 2014.

Mr. Heo’s experience in the engineering, fabrication and construction industry, as well as his business development and project execution experience and knowledge of publicly traded companies make him highly qualified to serve as Chief Executive Officer of the Company and Chair of our Board.

2019
Michael J. Keeffe, 73

Prior to retiring, Mr. Keeffe was a Senior Audit Partner with Deloitte & Touche LLP (“Deloitte”). He had 35 years of public accounting experience with Deloitte from 1976 to 2011, which included directing financial statement audits of public companies, principally in the oil field services, engineering and construction and offshore industries, and serving as a risk management and quality assurance partner in Deloitte’s consultation network. Mr. Keeffe previously served on the board and as chair of the audit committee of Ultra Petroleum Corp., a publicly traded exploration and production company from 2012 to 2020.

Mr. Keeffe’s extensive accounting and financial expertise, particularly in our industry and related industries, makes him highly qualified to serve as a member of our Board and the Compensation Committee and as Chair of the Audit Committee. Mr. Keeffe has been designated as an Audit Committee Financial Expert.

2014

Name and Age	Positions with the Company, Principal Occupations, and Directorships in Other Public Companies	Director Since

Cheryl D. Richard, 69

Prior to retiring, Ms. Richard had over 30 years of executive leadership experience in the energy industry, including service with upstream, offshore drilling and related companies. From 2003 to 2010, Ms. Richard served as Senior Vice President of Human Resources & Information Technology for Transocean Ltd., a publicly traded offshore drilling contractor. From 2000 to 2003, she served as Vice President of Human Resources for Chevron Phillips Chemical Company. From 1980 to 2000, Ms. Richard served in various leadership roles for Phillips Petroleum Co. From 2015 through 2023, Ms. Richard served on the Supervisory Board of SBM Offshore N.V., a publicly traded offshore oil and gas production and services company. Ms. Richard holds certificates in cybersecurity from the CERT Division of Carnegie Mellon University and Harvard Extension School. She also holds a certificate in AI for Leaders from the University of Texas.

Ms. Richard’s broad experience in a related industry, including her experience in human resources, information technology and cybersecurity, makes her highly qualified to serve as a member of our Board and each of our board committees and as Chair of the Corporate Governance & Nominating Committee.

2018

Jay R. Troger, 69

Prior to retiring, Mr. Troger had over 34 years of executive leadership experience. From 2016 to 2021, Mr. Troger served as Chief Executive Officer and director of Mopec Group, a privately held medical device manufacturer. Prior to 2016, Mr. Troger was a partner at Bain & Company, a strategic consulting firm, and the chief executive of several manufacturing and distribution companies. Mr. Troger is currently a non-executive director of Gore Street America Corporation, GSF Americas, Inc. and LeviSense Medical, Inc., each a private company.

Mr. Troger’s extensive knowledge and experience in manufacturing, distribution and alternative energy businesses, as well as his background in strategic planning and consulting and executive officer experience, make him highly qualified to serve as a member of our Board, the Audit Committee and the Corporate Governance & Nominating Committee. Mr. Troger has been designated as an Audit Committee Financial Expert.

2023

Name and Age	Positions with the Company, Principal Occupations, and Directorships in Other Public Companies

Current Executive Officers not Serving as Directors

Westley S. Stockton, 53

Mr. Stockton became Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company in September 2018. Prior to joining the Company, Mr. Stockton served as Senior Vice President and Chief Accounting Officer for Chicago Bridge & Iron Company N.V. (“CB&I”), an engineering, procurement and construction company, from 2008 to 2018, and prior to that served in senior leadership positions within financial operations and mergers and acquisitions for CB&I from 2002 to 2008. From 1994 to 2002, Mr. Stockton, a certified public accountant, worked in public accounting for PricewaterhouseCoopers and Arthur Andersen in audit-related roles.

James L. Morvant, 52

Mr. Morvant became Senior Vice President – Operations of the Company in April 2022. He previously served as Senior Vice President – Fabrication & Services Division from 2020 to 2022, Vice President – Services Division from 2019 to 2020 and Manager of Offsite for the Services Division from 2013 to 2019. He also served in various capacities, including inshore manager, project manager and estimating manager for the Services Division from 2000 to 2013. Prior to joining the Company, Mr. Morvant worked in various capacities, including project manager and design engineer, for various oil and gas services and shipbuilding companies.

Matthew R. Oubre, 53

Mr. Oubre became Senior Vice President – Commercial of the Company in April 2022. He joined the Company in connection with our acquisition of Dynamic Construction Services (“Dynamic”), a private construction and services company in December 2021 as a Senior Vice President. Prior to joining the Company, Mr. Oubre served as President of Dynamic, from 2015 to 2021. Prior to 2015, Mr. Oubre held various positions with Dynamic, including Executive Vice President and COO, Executive Vice President of U.S. Fabrication, Vice President of International Operations and Project Manager. Prior to joining Dynamic, Mr. Oubre worked for Universal Fabricators from 1993 to 1998, primarily in a project management role.

Executive Compensation

Narrative Description of Executive Compensation Program

Executive Summary

Introduction

This section of the proxy statement describes and analyzes our executive compensation program for 2024 for our NEOs (listed below) and should be read in conjunction with the Executive Compensation Tables and the advisory vote that we are conducting on the compensation of our NEOs (see “Proposal 2: Advisory Vote on the Compensation of our Named Executive Officers”).

•
Richard W. Heo, President, Chief Executive Officer and Chair of the Board
•
Westley S. Stockton, Executive Vice President, Chief Financial Officer, Treasurer and Secretary
•
James L. Morvant, Senior Vice President – Operations

Recent Compensation Actions

•
New Structure for Annual Cash Incentive Program. Annual cash incentive awards for 2024 for our NEOs were based on a new incentive program structure (the “AIP”), with payouts contingent on the Company’s achievement of specified levels of Adjusted Cash Flow and safety targets. Based on our 2024 performance, our NEOs earned annual cash payouts ranging from 90% to 101% of their plan annual cash incentive awards.
•
100% of 2024 LTI Awards Based on Performance. For 2024, the LTI Awards, which are part of the new AIP, were comprised solely of performance-based RSUs. The performance-based RSUs provide for a potential payout of the award based on the Company’s achievement of break-even Adjusted Cash Flow for the year, with the awards then further subject to a three-year vesting period following the grant date based on continued service. In early 2025, the Board determined that the performance condition for the 2024 performance-based RSUs was achieved.
•
No Changes to Base Salaries. There have been no changes to our executive officer base salaries since April 1, 2022.

Pay Philosophy

The Compensation Committee (referred to as the “Committee” in this narrative section) is responsible for designing, implementing and administering a compensation program for executive officers that ensures appropriate linkage between pay, Company performance and returns for shareholders, while at the same time discouraging unnecessary or excessive risk-taking. Our executive compensation program is designed to align the interests of our management with those of our shareholders, while ensuring that we are able to retain our key executive talent. We believe our executive officer compensation program serves the Company well by providing a mix of annual cash compensation, including base salary and performance-based annual incentives and long-term incentive awards. Our primary compensation principle, pay for performance, supports this objective. For example, the AIP for our NEOs for 2024 includes key performance indicators for Adjusted Cash Flow and safety.

Key Characteristics of our Executive Compensation Program Aligned with Shareholder Interests

We design our executive compensation program to be performance driven, competitive with the market and responsibly governed to mitigate excessive risk-taking.

Strong Alignment with Shareholders (What We Do)

☑ Pay for Performance. We emphasize variable pay contingent upon a combination of financial and safety performance.

☑ Stock Ownership Guidelines. We reinforce the alignment of shareholders and our executives by requiring that specific target levels of stock ownership be met and subsequently maintained.

☑ Independent Oversight. The Compensation Committee is comprised of independent directors and engages the services of an independent compensation consultant as needed.

☑ Performance-Based Long-Term Incentives. We grant performance-based long-term incentive awards for which value is contingent upon our performance and achievement of financial objectives.

☑ Comprehensive Risk Assessment. The Compensation Committee continually monitors compensation policies, programs and practices with outside advisors to ensure that they discourage excessive risk taking.

☑ Cap LTI Awards. Our LTI performance awards include a cap on the maximum payout.

☑ Clawback Policy. We have adopted a compensation recovery policy applicable to our executive officers providing for the recovery of any overpaid incentive compensation if there is a restatement of our financial statements. In addition, under our equity-based award agreements, if an individual engages in gross negligence or intentional misconduct resulting in (i) a restatement of the Company’s financial statements and/or (ii) an increase in an incentive award payable to such individual, the Company may recover all or a portion of any overpayment of the award.

☑ Shareholder Engagement. We engage with shareholders to discuss matters of interest.

Strong Governance Principles (What We Do Not Do)

☒ Tax Gross-ups. No excise tax gross-ups.

☒ Pledging or Hedging Company Stock.Prohibitions on hedging and pledging of Company stock by our executive officers. See also “Corporate Governance; Our Board of Directors and Its Committees—Anti-Hedging and Pledging Policies” on page 13.

☒ Automatic Base Salary Increases. The base salaries of our executive officers are reviewed annually and increases are not automatic.

☒ Perquisites. No significant compensation in the form of perquisites for executive officers.

☒ Dividend Equivalents. In the event the Company pays dividends, no dividend equivalents are paid on any unearned restricted stock unit awards.

☒ Employment Agreements. The Company has no employment agreements with executive officers.

Historical Support of Say-on-Pay; Continued Re-evaluation of our Executive Compensation Program

At our 2024 annual meeting, we held a non-binding shareholder advisory vote on executive compensation (“say-on-pay”). Consistent with results in the previous year, our shareholders approved our 2023 executive compensation, with more than 98% of voting shareholders casting their vote in favor of the say-on-pay resolution, excluding abstentions and broker non-votes, which are not considered votes cast. The Committee continues to monitor our executive compensation program in the context of current and emerging market practice.

The Committee is committed to establishing programs each year that continue to meet our stated goals of ensuring an appropriate linkage between pay, Company performance, and returns for shareholders, while also ensuring that we attract and retain the best executive talent available. The Committee will continue to evaluate and revise our executive compensation program, as it believes necessary, to strengthen alignment with shareholder perspectives and address changing business, industry and economic conditions.

Components of Executive Compensation

The principal components of our compensation program for our executive officers for 2024 were base salaries, annual cash incentives and equity-based long-term incentive compensation. The Committee reviewed and quantified all components of our executive officer compensation (including salary, annual cash incentives and equity-based long-term incentive compensation), including the current value of outstanding equity awards, and the incremental cost to the Company of all perquisites and other benefits for 2024, and determined that such officers’ total compensation in the aggregate was reasonable and not excessive.

Salaries

Our philosophy is that base salaries, which provide fixed compensation, should meet the objective of attracting and retaining the executive officers needed to manage our business successfully. The actual salaries of our executive officers are based on their individual levels of responsibility and the Committee’s general knowledge of the competitive compensation levels in the energy industry. There have been no changes to the base salaries of our executive officers since 2022, when our executive officers’ base salaries were returned to 2019 levels following the executives’ voluntary salary reductions in May 2020.

Named Executive Officer	Base Salary
	2021	2022	2023	2024
Richard W. Heo	$415,000	$487,000	$487,000	$487,000
Westley S. Stockton	310,000	342,000	342,000	342,000
James L. Morvant	225,000	225,000	225,000	225,000

2024 Incentive Program

In early 2024, the Committee reevaluated the structure of the Company’s annual and long-term executive incentive programs. The Committee recognized that the programs in recent years have been heavily focused on incentivizing a new executive management team during the Company’s strategic transformation. However, with the significant progress made by executive management in such transformation, the Committee desired a new structure and philosophy designed to align the interests of our management with those of our shareholders by ensuring an appropriate linkage between pay, Company performance and returns for shareholders, while at the same time discouraging unnecessary or excessive risk-taking and ensuring we are able to retain our key executive talent given their importance to the Company’s previous and ongoing strategic transformation. Accordingly, the Committee approved the AIP which combines the annual and long-term programs and provides for annual incentives for our executive officers at varying levels based on the achievement of specified levels of Adjusted Cash Flow and safety targets.

For 2024, the following key terms, formulas and processes were used to calculate potential awards under the AIP:

•
Preferred Shareholder Return: A “Preferred Shareholder Return” or “PSR Amount,” equal to 12% of risk adjusted equity as of December 31, 2023, calculated as shareholders’ equity, less cash and investments, plus debt. The PSR Amount is intended to represent the minimum required return to shareholders necessary for executive management to receive any cash AIP payouts.
•
Plan and Actual Adjusted Cash Flow: A “Plan Adjusted Cash Flow Amount,” calculated as the Company’s Board-approved plan earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted to remove a gain on the sale of assets held for sale and executive management compensation amounts under the AIP, less amounts for annual maintenance capital expenditures and proforma insurance costs given the Company does not generally maintain property and equipment insurance coverage. “Actual Adjusted Cash Flow” is determined after year-end based on our actual performance.
•
Plan and Actual Excess Cash Flow: A “Plan Excess Cash Flow Amount,” calculated as the Plan Adjusted Cash Flow amount less the PSR amount. “Actual Excess Cash Flow” is determined after year-end based on our actual performance.
•
Plan and Actual Management Amount: A “Plan Management Amount,” representing the target amount available for payout to executive management, calculated as 32% of the Plan Excess Cash Flow Amount. The “Actual Management Amount” is determined after year-end and represents the amount actually payable to executive management based on our actual performance, calculated as (i) 32% of the Actual Excess Cash Flow up to the Plan Excess Cash Flow Amount, plus (ii) 20% of amounts in excess of the Plan Excess Cash Flow Amount.
•
Plan LTI Amount: A “Plan LTI Amount” equal to approximately 25% of the Plan Management Amount.

•
Participant Interest: Members of our executive management team participate in the AIP on a pro-rata basis, with each participant’s interest determined by reference to his incentive-based compensation target values under our prior programs represented in relation to all executive management target values (“Participant Interest”). Each of our NEO’s initial Participant Interest was determined in early 2024 and used to calculate each executive officer’s LTI Awards; however, the final Participant Interest was modified at year end to reflect the retirement during 2024 of one of the initial AIP participants.
•
Payout Opportunities: Payouts under AIP are made in three ways:
o
LTI Awards: Performance-based RSU awards granted on April 1, 2024, with the number of performance-based RSUs granted to each member of the executive management team determined by multiplying the Plan LTI Amount by the individual’s initial Participant Interest and dividing that amount by the closing price of our common stock on the grant date. The performance-based RSUs will vest over a three-year service period contingent on the Company’s achievement of break-even Adjusted Cash Flow for the year.
o
Safety Payout: A safety bonus (the “Plan Safety Bonus Amount”), with aggregate target payouts calculated as approximately 15% of the Plan Management Amount, paid following the end of the year based on achievement of pre-established Lost Time Incident Rate (“LTIR”) and Total Recordable Incident Rate (“TRIR”) targets for the year.
o
Cash Payout: A cash bonus paid (“Payout Amount”) following the end of the year, calculated as the Actual Management Amount, reduced by the Plan LTI Amount and the Plan Safety Bonus Amount.

2024 Incentive Program Results

In early 2025, the Committee reviewed our financial results and determined our “actual” Adjusted Cash Flow, Excess Cash Flow, Management Amount and Safety Bonus Amount, as described below.

•
Actual Management Amount: The table below summarizes our results for 2024 and the resulting Actual Management Amount ($ in thousands):

Description of Calculation	Actual Results
Actual Adjusted Cash Flow(1)	$14,874
Less: PSR Amount	(6,130)
Actual Excess Cash Flow	8,744
Apply Management %(2)
Actual Management Amount(2)	2,782
Less: Plan Safety Bonus Amount	(414)
Less: Plan LTI Amount	(692)
Payout Amount	1,676

____________________________

(1)
Actual Adjusted Cash Flow is a non-GAAP measure calculated as EBITDA for the year ended December 31, 2024, adjusted to remove a gain on the sale of assets held for sale and compensation under the AIP for executive management, less amounts for annual maintenance capital expenditures and pro forma insurance costs given the Company does not generally maintain property and equipment insurance coverage.
(2)
Actual Management Amount is calculated as follows:

32% of Actual Excess Cash Flow up to the Plan Excess Cash Flow Amount	$8,606 x 32%	$2,754
20% of Actual Excess Cash Flow in excess of the Plan Excess Cash Flow Amount	($8,744 - $8,606) x 20%	28
Actual Management Amount		2,782

•
Safety Bonus Amount: For 2024, the Plan Safety Bonus Amount was based on the following two equally weighted metrics. As reflected in the table below, for 2024, the TRIR was below target and there were no lost time incidents. Accordingly, the Safety Bonus component of the program paid out at 100% of the Plan Safety Bonus Amount.

Metric	Threshold	Target	Actual Results	Percent Earned
TRIR	0.95	0.63	0.27	100%
LTIR	0.23	0.15	0.00	100%

The actual annual cash incentive payouts for our NEOs for 2024 were as follows:

Named Executive Officer	Participant Interest	Safety Bonus Earned	Management Amount Earned	Adjustments to Payouts(1)	Cash Incentive Payouts
Richard W. Heo	55.1%	$228,383	$923,597	$--	$1,151,980
Westley S. Stockton	28.7%	118,958	481,066	--	600,024
James L. Morvant	8.7%	36,060	145,831	(20,949)	160,942

____________________________

(1)
Adjusted to reflect a reduced payout associated with the impact of the Shipyard division’s operating results given the executive’s limited involvement in our Shipyard division operations.

Additional Performance Bonus Opportunity

In addition to the AIP, for 2024 the Committee approved an additional performance-based cash bonus opportunity for Mr. Heo and Mr. Stockton. Under this program, each is eligible for additional bonus compensation based on the Company’s success in pursuing certain claims for completed projects of the Shipyard division. No payouts were earned in 2024.

Long-term Incentives

As noted above, the 2024 LTI awards are part of the new AIP and were solely in the form of performance-based RSUs. These RSUs awards provide for a potential payout of the award, with vesting over a three-year service period, contingent on the Company’s achievement of break-even Adjusted Cash Flow for the year. The Committee determined each NEO’s individual target award by multiplying his Participant Interest by the Plan LTI Amount. The number of performance-based RSUs granted to each NEO was then determined by dividing his individual target award value by the closing price ($7.50) of our common stock on the grant date of April 1, 2024.

Named Executive Officer	2024 LTI Target Value	Performance-Based RSUs Granted
Richard W. Heo	$356,556	47,540
Westley S. Stockton	185,188	24,691
James L. Morvant	56,662	7,554

As noted above, the Committee certified that the Company’s Actual Adjusted Cash Flow for the year was $14.9 million, which was above break-even. As a result, the 2024 performance-based RSUs will vest and pay out in equal installments on the first three anniversaries of the grant date if the applicable service conditions are satisfied.

Perquisites

We do not provide our NEOs with any perquisites or personal benefits that are not generally available to our employees.

Post-Employment Compensation

We maintain a retirement plan qualified under Section 401(k) of the Internal Revenue Code that is available to all qualified employees. Our NEOs participate in this retirement plan under the same terms as all eligible employees. In addition, we have historically maintained change of control agreements with our chief executive officer and chief financial officer. We believe that severance protections, when provided in the context of a change of control transaction, can play a valuable role in attracting and retaining key executives. The occurrence, or potential occurrence, of a change of control transaction can create uncertainty regarding the continued employment of these executive officers. This uncertainty occurs because many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during a critical time when their prospects for continued employment following the transaction are often uncertain, we have elected to provide severance benefits if their employment is terminated by the Company without cause or, in limited circumstances, by the executive for good reason in connection with a change of control. Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change of control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. We do not provide excise tax gross-up protections in our change of control arrangements.

We do not believe that our executive officers should be entitled to receive severance benefits merely because a change of control transaction occurs. Under the current change of control agreements with Messrs. Heo and Stockton, the payment of cash and equity severance benefits is only triggered by an actual or constructive termination of employment within 24-months following a change of control (i.e., a “double trigger”). In addition, our long-term incentive awards have a “double trigger,” with vesting of the RSUs only accelerating as a result of an actual or constructive termination of employment occurring within 12 months following a change of control. In addition, outstanding performance awards, if any, are converted to time-based awards at their target values immediately upon a change of control. This treatment of the equity and performance awards in connection with a change of control applies to all award recipients, not just our NEOs.

These benefits are described below under “Potential Payments upon Termination or Change of Control.”

Executive Compensation Processes and Policies

Committee Processes and Role of Advisors

The Committee typically meets one or more times in the first quarter following the end of each calendar year to review the performance of the Company and its executives. At these meetings, all compensation recommendations are made, including recommendations regarding adjustments to the annual base salaries of the executive officers, if any, as well as determination of payouts under our incentive programs for completed years and establishment of performance measures and targets for the current year’s programs. To the extent the Committee approves new equity-based awards for employees (including executive officers) and directors during the first fiscal quarter of a year, the grant date of such awards is typically April 1st of such year. The Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, nor does the Company time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company currently does not grant stock options.

The Committee has delegated authority to the Company’s chief executive officer to grant incentives pursuant to the terms of the Company’s stock incentive plan to new employees of the Company who are not subject to Section 16 of the Exchange Act, provided the award: (1) is made in writing and during an open window period, (2) does not relate to more than 25,000 shares of the Company’s common stock per new hire and no more than 100,000 share of common stock per calendar year, and (3) is reported to the Committee at its next meeting. The Board typically makes compensation decisions based on the Committee’s recommendations at a separate meeting of the Board following the Committee meeting.

The Committee engages an independent compensation consultant as it deems necessary to review and evaluate our compensation practices and policies and the last such engagement occurred in 2018. It is the Committee’s policy that no compensation consultant providing services to the Committee will provide services to the Company’s management.

Our Chief Executive Officer attends the Committee’s meetings, assists in the Committee’s evaluation of Company and executive officer performance (other than himself), and recommends the specific elements and amounts of compensation to be paid to the executive officers. Our Chief Executive Officer is not present or otherwise involved when the Committee reviews his performance and develops recommendations regarding his compensation.

Clawback Policy

Beginning with our equity-based awards in 2015, the Company included a clawback provision in all of its award agreements enabling the Company to recover any overpayment received by an executive or other key employee if the officer or other key employee engaged in grossly negligent or intentional misconduct that: (1) required the Company to restate its financial statements or (2) resulted in an increase in the amount of incentive compensation that would otherwise be payable to such individual. Additionally, all of our award agreements provide that they are subject to any clawback policies the Company may adopt in order to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. In 2023, the Board adopted a stand-alone clawback policy that is intended to comply with SEC rules and NASDAQ listing standards.

Executive Compensation Tables

As a “smaller reporting company,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended, we are subject to certain scaled disclosure requirements regarding executive compensation. The table below summarizes the total compensation paid to or earned by our NEOs for fiscal years 2024 and 2023. The amounts represented in the “Stock Awards” column reflect the estimated fair value of the equity awards on the grant date and do not necessarily reflect the income that will ultimately be realized by our NEOs for these awards.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
Richard W. Heo Chief Executive Officer	2024	$487,020	$--	$356,550	$1,151,980	$--	$1,995,550
	2023	487,020	--	688,000	677,612	--	1,852,632
Westley S. Stockton Chief Financial Officer	2024	342,013	--	185,183	600,024	--	1,127,220
	2023	342,013	--	344,000	380,687	--	1,066,700
James L. Morvant Senior Vice President - Operations	2024	225,008	--	56,655	160,942	--	442,605
	2023	225,008	--	68,800	187,839	--	481,647

____________________________

(1)
Amounts reflect the aggregate grant date fair value of performance-based RSUs granted during the period, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718 based on the closing price of our common stock ($7.50) on the grant date of April 1, 2024.
(2)
Amounts reflect payouts under our AIP. See “2024 Incentive Program” beginning on page 22 for additional information regarding the structure and payout opportunities under our AIP for 2024.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2024, our NEOs had the following outstanding equity awards:

		Stock Awards(1)
Name	Date of Grant	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Vesting Schedule
Richard W. Heo	4/1/2022	71,666	$488,045	100% on April 1, 2025
	5/1/2023	159,399	1,085,507	50% on each of May 1, 2025 and 2026
	4/1/2024	47,540	323,747	33% on each of April 1, 2025, 2026 and 2027
Westley S. Stockton	4/1/2022	35,834	244,030	100% on April 1, 2025
	5/1/2023	79,699	542,750	50% on each of May 1, 2025 and 2026
	4/1/2024	24,691	168,146	33% on each of April 1, 2025, 2026 and 2027
James L. Morvant	4/1/2022	7,166	48,800	100% on April 1, 2025
	5/1/2023	15,939	108,545	50% on each of May 1, 2025 and 2026
	4/1/2024	7,554	51,443	33% on each of April 1, 2025, 2026 and 2027

____________________________

(1)
Represents outstanding RSUs. Amounts are valued based upon the closing price of our common stock ($6.81) as of December 31, 2024.

Potential Payments upon Termination or Change of Control

As of December 31, 2024, we were party to a change of control agreement with each of Messrs. Heo and Stockton, providing for severance protections in the event of an actual or constructive termination following a change of control (as defined in the agreements), as described below. The original terms of these change of control agreements expired on April 30, 2024, but were automatically extended for successive one-year terms. On March 3, 2025, the change of control agreements were amended and restated to: (i) revise the “good reason” definition, (ii) include a definition for “target bonus,” and (iii) include equity award acceleration in the payments and benefits due in connection with a qualifying termination following a change of control to address an inconsistency with the officers’ equity award agreements.

Change of Control Agreements—Messrs. Heo and Stockton. As of December 31, 2024, the change of control agreements with Messrs. Heo and Stockton entitled each executive to receive additional benefits in the event of the termination of his employment under certain circumstances following a change of control. The agreements provided that if, during the 24-month period following a change of control, the Company or its successor terminates the executive other than by reason of death, disability or cause, or the executive voluntarily terminates his employment for good reason, he would receive:

•
Any accrued but unpaid salary and a pro-rata bonus (as defined below) for the year in which he was terminated;
•
A lump-sum cash payment equal to 2.5 times (for Mr. Heo) and 2.0 times (for Mr. Stockton) the sum of (a) the executive’s base salary in effect at the time of termination, and (b) the executive’s target annual bonus for the year of termination; and
•
A lump-sum payment equal to 18 months of COBRA premiums.

For purposes of the agreements, the pro-rata bonus is calculated as (a) the greater of the average of the annual bonuses received by the executive in the three most recently completed fiscal years immediately preceding the termination date or his target annual bonus for the year of termination, and (b) multiplied by the fraction obtained by dividing the number of days in the year through the termination date by 365. In addition, for purposes of the agreements, a “change of control” will generally have occurred upon:

•
The acquisition by any person of beneficial ownership of 30% or more of the outstanding shares of the Company’s common stock;
•
Our incumbent Board and individuals whose election or nomination to serve on our Board was approved by at least two-thirds of our Board and not related to a proxy contest ceasing for any reason to constitute at least a majority of our Board;
•
The consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company; or
•
Approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

No Excise Tax Gross-Ups. We do not provide excise tax gross-up protections in any of our change of control arrangements with our executive officers. If any part of the payments or benefits received by the executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the executive will receive the greater of: (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

Equity-Based Award Agreements. The terms of the outstanding awards under our stock incentive plan (which as of December 31, 2024 only included time-based RSUs since the performance period for our performance-based RSUs ended on that date) generally provide that the subject award will be forfeited if the award recipient terminates employment prior to the vesting of the award, except under certain limited circumstances described below. In addition, a change of control alone will not automatically result in an acceleration of the vesting or payout of outstanding awards (as discussed above).

The following summarizes the effect of a termination of employment under certain scenarios on the outstanding long-term incentives held by our NEOs:

•
Restricted Stock Units – Except in the context of a change of control, upon a recipient’s termination for any reason, all outstanding unvested RSUs will be forfeited. In connection with a change of control, the RSUs will vest in full if the recipient is terminated by the Company without cause or terminates with good reason within one year following the change of control, unless otherwise provided in an executive’s change of control agreement.
•
Performance-Based Restricted Stock Units – Except in the context of a change of control, upon a recipient’s termination for any reason, all outstanding unvested performance-based RSUs will be forfeited. In connection with a change of control, all outstanding performance-based RSUs will convert to time-based RSUs at the target level, which shall vest in full if the recipient is terminated by the Company without cause or terminates with good reason within one year following the change of control.

The following table quantifies the potential payments to our current NEOs under the contracts, arrangements or plans discussed above, in connection with a termination of employment by the Company without cause or by the NEO with good reason following a change of control, assuming a December 31, 2024, termination date, and where applicable, using the closing price of our common stock ($6.81) as of December 31, 2024. The table below does not include amounts that may be payable under our 401(k) plan.

Name	Pro-Rata Bonus(1)	Severance Payment	RSUs (Unvested and Accelerated)(2)	Welfare Benefits	Total(3)
Richard W. Heo	$602,185	$2,435,000	$1,897,299	$41,232	$4,975,716
Westley S. Stockton	343,262	1,231,200	954,926	41,232	2,570,620
James L. Morvant	--	--	208,788	--	208,788

____________________________

(1)
In addition, Messrs. Heo and Stockton would receive the pro-rata bonus in connection with a termination due to death, disability or retirement following a change of control.
(2)
Although the Committee did not certify the full-year performance results until early 2025, for purposes of this table we have assumed that the 2024 performance-based RSUs were outstanding at December 31, 2024.
(3)
As discussed in the narrative preceding the table, pursuant to the terms of each of Messrs. Heo and Stockton’s change of control agreement, the total payments may be subject to reduction if such payments result in the imposition of an excise tax under Section 280G of the Internal Revenue Code.

Pay Versus Performance

We are providing the following information regarding total compensation for our Chief Executive Officer (or “PEO”) and our other NEOs as a group as set forth in the Summary Compensation Table (or “SCT”) for fiscal years 2024, 2023 and 2022, the “compensation actually paid” to our NEOs (as determined under SEC rules) and our total shareholder return (our “TSR”) and net income (loss) for those years. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to “Executive Compensation – Narrative Description of Executive Compensation Program.”

Year	SCT Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average SCT Total for Non-PEO-NEOs(3)	Average Compensation Actually Paid to Non-PEO-NEOs(4)	Value of Initial Fixed $100 Investment Based on Company TSR	Net Income (Loss) ($ in thousands)
2024	$1,995,550	$3,194,573	$784,913	$1,149,066	$170	$14,741
2023	1,852,632	1,707,451	774,174	721,304	108	(24,402)
2022	2,069,041	2,582,655	844,814	992,177	128	(3,352)

____________________________

(1)
For each fiscal year included in the table, Richard W. Heo served as our PEO.

(2)
The amounts reported in this column represent the amount of “compensation actually paid,” or “CAP,” to Mr. Heo, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Heo during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments reflected in the table below were made to Mr. Heo’s total compensation for each year reflected in the Summary Compensation Table to determine the CAP values. The valuation assumptions used to calculate the equity award fair values did not materially differ from those disclosed at the time of the applicable grants, except that the performance RSUs are valued based on actual achievement instead of target given that the respective performance periods had ended as of December 31st of each year.

PEO CAP Calculation	2024	2023	2022
SCT Total for PEO	$1,995,550	$1,852,632	$2,069,041
Less: Stock Awards Value	(356,550)	(688,000)	(886,000)
Plus: Fair Value of Current Year Awards at 12/31	323,747	1,035,303	1,102,950
Plus: Change in Fair Value of Prior Year Awards Unvested at 12/31	573,041	(181,331)	261,332
Plus: Change in Fair Value of Prior Year Awards Vesting in Current Year	658,785	(311,153)	35,332
Total CAP	3,194,573	1,707,451	2,582,655
(3)
Our NEOs (other than Mr. Heo) for each fiscal year included in the table were Westley S. Stockton and James L. Morvant. The amounts reported in this column represent the average of the total compensation reported for each named executive officer (excluding Mr. Heo) in the Summary Compensation Table in each applicable year.
(4)
The amounts reported in this column represent the average amount of CAP to the NEOs as a group (excluding Mr. Heo), as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments reflected in the table below were made to the average total compensation for the NEOs for each year reflected in the Summary Compensation Table to determine the CAP values. The valuation assumptions used to calculate the equity award fair values did not materially differ from those disclosed at the time of applicable grants, except that the performance RSUs are valued based on actual achievement instead of target given that the respective performance periods had ended as of December 31st of each year.

NEO CAP Calculation	2024	2023	2022
Average SCT Total for NEOs	$784,913	$774,174	$844,814
Less: Average Stock Awards Value	(120,919)	(206,400)	(265,800)
Plus: Average Fair Value of Current Year Awards at 12/31	109,794	310,591	330,885
Plus: Average Change in Fair Value of Prior Year Awards Unvested at 12/31	171,911	(56,066)	88,667
Plus: Average Change in Fair Value of Prior Year Awards Vesting in Current Year	203,367	(100,995)	(6,389)
Total CAP	1,149,066	721,304	992,177

Relationship between Company Performance and Compensation Actually Paid

We realized an increase in our TSR and improvement to our operating results from 2023 to 2024, with net income of $14.7 million for 2024, compared to a net loss of $24.4 million for 2023. Accordingly, the CAP for Mr. Heo and average CAP for our other NEOs increased during the two-year period. A significant portion of the total compensation paid to our executives is equity-based, and accordingly, the values of outstanding equity awards for our NEOs correspond with the changes in our stock price.

We realized a decrease in our TSR and decline to our operating results from 2022 to 2023, with our net loss increasing from $3.4 million in 2022 to $24.4 million in 2023. Accordingly, the CAP for Mr. Heo and average CAP for our other NEOs decreased during the two-year period. A significant portion of the total compensation paid to our executives is equity-based, and accordingly, the values of outstanding equity awards for our NEOs corresponds with the changes in our stock price.

PROPOSAL 2: Advisory Vote on the Compensation of Our Named Executive Officers

We are required to provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act and the rules of the SEC (commonly referred to as a “say-on-pay” vote). This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and our compensation philosophy and practices as disclosed under the “Executive Compensation” section of this proxy statement. This disclosure includes the “Narrative Description of Executive Compensation Program” and the executive compensation tables and accompanying narrative disclosures.

At last year’s annual meeting, we provided our shareholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our NEOs as disclosed in our proxy statement for the 2024 annual meeting of shareholders. Our shareholders approved the say-on-pay proposal, with more than 98% of the total votes cast voted for the proposal. This year we are again asking our shareholders to vote on the following resolution:

RESOLVED, that the shareholders of Gulf Island Fabrication, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2025 annual meeting of shareholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

We understand that executive compensation is an important matter for our shareholders. Our core executive compensation philosophy and practice continue to be based on pay for performance, and we believe that our compensation program is strongly aligned with the long-term interests of our shareholders. In considering how to vote on this proposal, we encourage you to review all the relevant information in this proxy statement—our “Narrative Description of Executive Compensation Program” (including its “Executive Summary”), the executive compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

While this advisory vote is not binding, our Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our NEOs. Following the recommendation of our shareholders at our 2023 annual meeting, we will hold a say-on-pay vote at each annual meeting (until the next required vote of our shareholders regarding the frequency of say-on-pay, which will occur at our 2029 annual meeting). As such, it is expected that the next say-on-pay vote will occur at our 2026 annual meeting. We invite shareholders who wish to communicate with our Board on executive compensation or any other matters to contact us as provided under “Corporate Governance; Our Board of Directors and Its Committees—Communications with our Board and Shareholder Engagement.”

Approval of this proposal requires the affirmative vote of at least a majority of the votes cast on the proposal at the 2025 annual meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). For additional information regarding the vote required and the treatment of abstentions and broker non-votes, see “Questions and Answers about the 2025 Annual Meeting and Voting.”

Our Board unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

Audit Committee Report

The Audit Committee of the Company is composed of five directors and operates under a written charter adopted by the Board, which is posted at www.gulfisland.com under “Investors—Governance—Governance Documents.” The current members of the Audit Committee, Michael J. Keeffe (Chair), Robert M. Averick, William E. Chiles, Cheryl D. Richard and Jay R. Troger, are independent as such term is defined under the NASDAQ listing standards.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee is responsible for monitoring the financial reporting process but is not responsible for preparing the Company’s financial statements or auditing those financial statements. Those are the responsibilities of management of the Company and the Company’s independent registered public accounting firm, respectively.

During 2024, management assessed the effectiveness of the Company’s system of internal control over financial reporting in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviewed and discussed with management and RSM US LLP (“RSM”) (the Company’s outsourced internal auditors) management’s report on internal control over financial reporting, which is included in the Company’s annual report on Form 10-K for the year ended December 31, 2024.

Appointment of the Company’s Independent Registered Public Accounting Firm; Financial Statement Review

In accordance with the Audit Committee’s charter, the Audit Committee appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for 2024. The Audit Committee has reviewed and discussed the Company’s audited financial statements for 2024 with management and E&Y. Management represented to the Audit Committee that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and E&Y provided an audit opinion to the same effect.

The Audit Committee has received from E&Y the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed E&Y’s independence from the Company and management with E&Y. The Audit Committee has also discussed with E&Y the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee discussed with E&Y the overall scope and plans for its audit, and the Audit Committee has met with E&Y and management to discuss the results of E&Y’s examination, E&Y’s understanding and evaluation of the Company’s internal controls as E&Y considered necessary to support its opinion on the financial statements for 2024, and various factors affecting the overall quality of accounting principles applied in the Company’s 2024 financial statements.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements referred to above in the Company’s annual report on Form 10-K for the year ended December 31, 2024.

Internal Audit

The Audit Committee also reviews the Company’s outsourced internal audit function, and discusses with RSM the scope of their audit plan, and has met with RSM to discuss the results of their reviews, their review of management’s documentation, testing and evaluation of the Company’s system of internal control over financial reporting, any difficulties or disputes with management encountered during the course of their reviews and other matters relating to the internal audit process. RSM was also given the opportunity to meet with the Audit Committee without management being present to discuss these matters.

Dated: February 25, 2025

The Audit Committee

Michael J. Keeffe, Chair	Robert M. Averick	William E. Chiles	Cheryl D. Richard	Jay R. Troger

Independent Registered Public Accounting Firm

Fees and Related Disclosures for Accounting Services

The following table summarizes fees for services provided by our independent registered public accounting firm, E&Y, for the years ended December 31, 2024 and 2023:

	2024	2023
Audit Fees	$629,000	$512,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$629,000	$512,000

The Audit Committee has considered and determined that the provision of the above services is compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures. The Audit Committee has adopted policies and procedures for the pre-approval of all audit, audit-related and permissible non-audit services provided by our independent registered public accounting firm. As part of these policies, the Audit Committee has delegated authority to its chair to pre-approve audit, audit-related and permissible non-audit services. The Audit Committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and tax services, for the upcoming or current fiscal year, subject to a specified cost estimate. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee or its chair. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the Audit Committee or its chair.

Each service provided by our independent registered public accounting firm was approved in advance by the Audit Committee, and none of those services required use of the de minimis exception to the pre-approval requirement contained in the SEC rules.

PROPOSAL 3: Ratification of The Appointment of Our Independent Registered Public Accounting Firm For 2025

E&Y has served as our independent registered public accounting firm providing auditing and financial services since 1997. In February 2025, the Audit Committee appointed E&Y to serve as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2025. Although we are not required to seek shareholder approval of this appointment, we have elected to do so. No determination has been made as to what action the Audit Committee and our Board would take if our shareholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company. We expect that representatives of E&Y will join the 2025 annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Approval of this proposal requires the affirmative vote of at least a majority of the votes cast at the annual meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). For more information regarding the vote required and the treatment of abstentions and broker non-votes, see “Questions and Answers about the 2025 Annual Meeting and Voting.”

Our Board unanimously recommends that you vote “FOR” the ratification of the appointment of our independent registered public accounting firm for 2025.

Certain Transactions

In accordance with the provisions of our Audit Committee Charter and Corporate Governance Guidelines, any transaction which would require disclosure under Item 404 of Regulation S-K of the rules and regulations of the SEC, with respect to a director or executive officer, must be reviewed and approved, or ratified, on an ongoing basis by the Audit Committee of our Board. No related party transactions reportable under Item 404 of Regulation S-K have taken place since January 1, 2024, and none are currently proposed.

Stock Ownership

The following table sets forth, as of April 1, 2025, certain information regarding beneficial ownership of shares of our common stock by: (1) each of our current directors, (2) each of our named executive officers, (3) all of our current directors and executive officers as a group, and (4) each of our other shareholders known by us to be the beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, we believe that the shareholders listed below have sole investment and voting power with respect to their shares of our common stock. The information presented below is based on filings with the SEC and/or information furnished to us by such shareholders.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Outstanding Common Stock(2)
Current Directors and Named Executive Officers:
Robert M. Averick(5)	1,843,227	(3)	11.3%
William E. Chiles(5)	57,087		*
Michael J. Keeffe(5)	36,422		*
Cheryl D. Richard(5)	25,458		*
Jay R. Troger(5)	13,333		*
Richard W. Heo(5)	799,271		4.9%
Westley S. Stockton(5)	425,413		2.6%
James L. Morvant(5)	83,448		*
All current directors and executive officers of the Company as a group (9 persons)(6)	3,312,403		20.1%
Greater Than 5% Shareholders:
First Wilshire Securities Management, Inc.(7)	980,333	(8)	6.0%
Piton Capital Partners, LLC(9)	1,811,894	(4)	11.1%
Wax Asset Management, LLC(10)	2,183,121	(11)	13.3%

______________________________________

* Less than 1%

(1)
Includes shares issuable upon the vesting of RSUs within 60 days of April 1, 2025.
(2)
Based on 16,377,229 shares of our common stock outstanding as of April 1, 2025. Note that the shares issuable upon the vesting of RSUs within 60 days of April 1, 2025 are deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of the person holding such RSUs, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)
Includes: (i) 31,333 shares beneficially owned by Mr. Averick and (ii) 1,811,894 shares beneficially owned by Piton Capital Partners, LLC (“Piton Capital”) for which Mr. Averick shares the voting and dispositive power with Piton Capital, as further described in note 4 below.
(4)
Based on information contained in the amended Schedule 13D filed on June 2, 2023, by Piton Capital Partners, LLC (“Piton Capital”), voting and dispositive power with respect to the shares of our common stock held by Piton Capital is exercised by its investment manager, Kokino LLC, a Delaware limited liability company. The actual trading, voting, investment strategy and decision-making processes with respect to the shares of common stock held by Piton Capital are directed by Robert Averick, one of the director nominees, who is an employee of Kokino, LLC and the portfolio manager of Piton Capital's investment in the shares. As a result, Kokino, LLC and Mr. Averick may be deemed to share voting and dispositive power with respect to all of the shares reported.
(5)
Includes the following unvested RSUs that vest within 60 days of April 1, 2025: 79,700 RSUs for Mr. Heo; 39,850 RSUs for Mr. Stockton; and 7,970 RSUs for Mr. Morvant.
(6)
Includes all our current directors and executive officers (including Mr. Oubre).
(7)
The address of First Wilshire Securities Management, Inc. (“FWSM”) is 1214 East Green Street, Suite 104, Pasadena, California 91106.
(8)
Based on information contained in the amended Schedule 13G filed with the SEC on February 13, 2025, by FWSM. FWSM has (i) sole voting power with respect to 942,424 shares of our common stock and (ii) sole dispositive power with respect to all of the 980,333 shares of our common stock. FWSM does not report any shared voting power with respect to shares of our common stock.
(9)
The address of Piton Capital is 201 Tresser Boulevard, 3rd Floor, Stamford, Connecticut, 06901.
(10)
The address of Wax Asset Management, LLC (“Wax Asset Management”) is 44 Cherry Lane, Madison, Connecticut, 06443.
(11)
Based on information contained in the amended Schedule 13G filed with the SEC on February 11, 2025, by Wax Asset Management. Wax Asset Management does not report any shared voting or dispositive power with respect to any of the shares of our common stock.

Questions and Answers about the 2025 Annual Meeting and Voting

Why am I receiving this proxy statement?

Our Board, on behalf of the Company, is soliciting your proxy to vote at the 2025 annual meeting and at any adjournment thereof because you owned shares of our common stock at the close of business on March 27, 2025, the record date for determining shareholders entitled to vote at the 2025 annual meeting. This proxy statement, along with a proxy card, and our 2024 annual report are being mailed to shareholders on or about April 10, 2025. We have also made these materials available to you on the Internet at www.gulfisland.com/eproxy. This proxy statement summarizes the information you need to know in order to cast your vote and join and participate at the annual meeting. However, you do not need to join the 2025 annual meeting to submit your proxy and vote your shares of our common stock.

When and where will the annual meeting be held?

The 2025 annual meeting will be a virtual meeting of shareholders conducted exclusively via a live audio webcast, accessible at https://web.lumiconnect.com/266826102. Although no physical in-person meeting will be held, we have designed the format of this year’s virtual annual meeting to ensure that our shareholders who join the virtual annual meeting in such capacity will be afforded similar rights and opportunities to participate as they would at an in-person meeting. Shareholders will be able to submit questions online before and during the meeting, providing our shareholders with the opportunity for meaningful engagement with the Company. Please see the question below titled “How can I submit questions at the meeting?”

The 2025 annual meeting will begin promptly at 9:00 a.m., Central Time, on Thursday, May 15, 2025. Online access to the audio webcast will open 30 minutes prior to the start of the 2025 annual meeting. You are encouraged to access the 2025 annual meeting prior to the start time to allow ample time to login and test your computer systems. To obtain additional instructions for joining as a guest or participating and voting as a shareholder at the 2025 annual meeting, please contact Bryan Anderson at Equiniti at (347) 461-6326.

Will I be counted as present for purposes of a quorum if I login to the meeting website as a shareholder?

Yes. You will be deemed present at the annual meeting if you login to the meeting website as a shareholder using your control number shown on your proxy card. If you are a beneficial owner you will need to register in advance to receive a control number in order login to the meeting website as a shareholder to be able to participate in the meeting and be deemed present for purposes of a quorum. For additional information on how a record holder can login on the meeting website and how a beneficial owner can register in advance, see the question below titled “How can I join and participate in the 2025 annual meeting?”. If you cannot locate your proxy card or did not register in advance but would still like to join the 2025 annual meeting, you can do so as a guest. Guests will not count toward a quorum for the 2025 annual meeting (and will not be allowed to vote or submit questions at the 2025 annual meeting).

How can I join and participate in the 2025 annual meeting?

While any of our shareholders can join the 2025 annual meeting as a guest, to participate in the 2025 annual meeting (i.e., vote, view the list of shareholders of record and submit questions), you must have been a shareholder of record of the Company at the close of business on the record date (or have been a beneficial owner as of the record date and you register in advance in accordance with the instructions below).

Shareholders of Record

If you were a shareholder of record (i.e., you hold your shares registered in your name through our transfer agent, Equiniti) at the close of business on the record date, you can join and participate (including casting your vote, viewing the list of shareholders of record and submitting questions) at the 2025 annual meeting, by accessing https://web.lumiconnect.com/266826102 and selecting “I have a Control Number.” Enter your control number shown on the proxy card and the password, which is: gulf2025 (password is case sensitive). If you cannot locate your proxy card but would still like to join the 2025 annual meeting, you can request your control number by contacting Bryan Anderson at Equiniti at (347) 461-6326 on or before 11:59 p.m. Central Time on May 12, 2025, or you can join as a guest by selecting “General Access.” Guests will not be allowed to vote or submit questions at the annual meeting.

Beneficial Owners

If your shares of our common stock are held in “street name,” meaning a bank, broker, trustee or other nominee is the shareholder of record of your shares (i.e., you are a beneficial owner, as defined below), you must register online in advance to participate in the 2025 annual meeting.

To register online in advance, you must first obtain a legal proxy reflecting the number of shares of our common stock you held as of the record date, your name and email address from your bank, broker, trustee or other nominee. Note that it can take up to two weeks to obtain a legal proxy. Beneficial owners interested in participating in the 2025 annual meeting should follow the instructions from your broker, bank, trustee or other nominee included with your voting instruction form or contact your broker, bank, trustee or other nominee to request a legal proxy.

Once you have received a legal proxy, please send a copy of it, along with your email address, to our transfer agent, Equiniti by (1) email to Proxy@equiniti.com, with “Legal Proxy” noted in the subject line, (2) facsimile to (718) 765-8730 or (3) mail to Equiniti Trust Company, LLC, 55 Challenger Road, 2nd Floor Suite 200-B, Ridgefield Park, New Jersey 07660.

Please note that the voting instruction form you received with the proxy statement or any subsequent materials from your bank, broker, trustee or other nominee with respect to the 2025 annual meeting is not a legal proxy. If you do request a legal proxy, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your bank, broker, trustee or other nominee to vote on your behalf at the 2025 annual meeting. You will be responsible for voting your shares and will be able to vote prior to or at the 2025 annual meeting as described above for “Shareholders of Record.”

Requests for registration must be received by Equiniti no later than 5:00 p.m., Eastern Time, on May 8, 2025. Upon receipt of your valid legal proxy, Equiniti will provide you with a control number by email. Once provided, you can join and participate in the 2025 annual meeting by accessing https://web.lumiconnect.com/266826102 and selecting “I have a Control Number.” Enter the control number provided by Equiniti and the password, which is: gulf2025 (password is case sensitive). If you did not submit a legal proxy to receive a control number but would still like to join the 2025 annual meeting, you can join as a guest by selecting “General Access.” Guests will not be allowed to vote or submit questions at the 2025 annual meeting.

How can I submit questions at the meeting?

You can submit questions pertinent to meeting matters at the 2025 annual meeting only if you were a shareholder of record of the Company at the close of business on the record date, or if you were a beneficial owner as of the record date and you registered in advance in accordance with the instructions in the question above titled “How can I join and participate in the 2025 annual meeting?”

You may submit questions in advance of the 2025 annual meeting by emailing your questions, along with proof of ownership, to rheo@gulfisland.com, no later than 5:00 p.m., Central Time, on Wednesday, May 14, 2025. You may also submit questions during the 2025 annual meeting. If you wish to submit a question during the 2025 annual meeting, you may log into the 2025 annual meeting website at https://web.lumiconnect.com/266826102 beginning 30 minutes prior to the start of the 2025 annual meeting and submit questions online at any point prior to adjournment of the meeting. To submit a question, you will need your control number found on your proxy card and the meeting password, which is: gulf2025 (password is case sensitive). Once past the login screen, click on the Messaging icon at the top of the screen to submit your question. In accordance with the rules of procedure for the 2025 annual meeting available at www.gulfisland.com/eproxy, only questions pertinent to meeting matters will be answered, subject to time constraints. Consistent with past practice and as provided in the rules of procedure for the 2025 annual meeting, the question and answer period will be limited to a total of 30 minutes. We recommend that you submit your questions in advance of the 2025 annual meeting to make the most efficient use of the allotted time. Any questions that cannot be answered due to time constraints can be submitted to the Company by email to rheo@gulfisland.com.

Where and when will the list of shareholders of record, agenda and rules of procedure for the 2025 annual meeting be available?

We will make the agenda and rules of procedure for the 2025 annual meeting (which are typically available at the annual meetings) available at least one week prior to the meeting on our website at www.gulfisland.com/eproxy. We encourage you to review prior to the 2025 annual meeting all related materials that we have made available on our website. In addition, the agenda and rules of procedure for the 2025 annual meeting will be made available during the meeting on the meeting website.

Consistent with past practice and as required by state law, we will make a list of shareholders of record as of the record date available for inspection by shareholders of record for any purpose germane to the 2025 annual meeting from April 15, 2025 through May 14, 2025 during normal business hours at our headquarters located at 2170 Buckthorne Place, Suite 420, The Woodlands, Texas. We request that you contact us in advance by phone at (713) 714-6100 or by email at rheo@gulfisland.com to confirm someone will be present to assist you. The list will also be available to you during the live audio webcast of the 2025 annual meeting on May 15, 2025 by following the instructions on the Company’s website at www.gulfisland.com/eproxy.

What if I have technical difficulties or trouble accessing the virtual annual meeting?

If you encounter any technical difficulties accessing the virtual annual meeting, please call (347) 461-6326.

Who is soliciting my proxy?

Our Board, on behalf of the Company, is soliciting your proxy to vote your shares of our common stock on all matters scheduled to come before the 2025 annual meeting, whether or not you attend the meeting. By signing, dating and returning the proxy card, or by submitting your proxy and voting instructions online, you are authorizing the persons named as proxies on the enclosed proxy card to vote your shares of our common stock at the 2025 annual meeting.

On what matters will I be voting? How does the Board of Directors recommend that I cast my vote?

At the 2025 annual meeting, our shareholders will be asked to (1) elect each of the five director nominees named in this proxy statement, (2) approve, on an advisory basis, the compensation of our named executive officers, (3) ratify the appointment of our independent registered public accounting firm for 2025, and (4) consider any other matter that properly comes before the 2025 annual meeting.

Proposal	Board Recommendations
1. Election of each of the five director nominees named in this proxy statement	FOR
2. Advisory vote to approve the compensation of our named executive officers	FOR
3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025	FOR

We do not expect any matters to be presented for action at the 2025 annual meeting other than the matters described in this proxy statement. However, by signing, dating and returning a proxy card or submitting your proxy and voting instructions online, you will give to the persons named as proxies on the enclosed proxy card discretionary voting authority with respect to any matter that may properly come before the 2025 annual meeting about which we did not have proper advance notice as required by our by-laws. The proxies will vote on any such matter in accordance with their best judgment.

How many votes may I cast?

You may cast one vote for every share of our common stock that you owned on March 27, 2025, the record date for determining the shareholders entitled to vote at the 2025 annual meeting.

How many shares are eligible to be voted?

As of the record date, we had 16,284,442 shares of our common stock outstanding, each of which is entitled to one vote.

How many shares must be present to hold the 2025 annual meeting?

Under Louisiana law and our by-laws, the presence in person (including by means of remote communication such as virtually) or by proxy of a majority of the shares issued and outstanding and entitled to vote at the meeting is necessary to constitute a quorum at the 2025 annual meeting. As of the record date, 8,142,222 shares constitute a majority of our outstanding stock entitled to vote at the 2025 annual meeting. The inspector of elections will determine whether a quorum is present at the 2025 annual meeting.

If you are a beneficial owner (as defined below) of shares of our common stock and your bank, broker, trustee or other nominee submits a proxy with respect to your shares on the discretionary proposal (as defined below), your shares of our common stock will be counted as present at the 2025 annual meeting for purposes of determining whether a quorum exists (whether or not you instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals). In addition, if you are a shareholder of record present at the 2025 virtual annual meeting (i.e., logged into the meeting as a shareholder, or by proxy), your shares of our common stock will be counted as present at the 2025 annual meeting for purposes of determining whether a quorum exists, whether or not you abstain from voting on any or all of the proposals. Guests will not count towards the quorum.

How do I vote? What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholders of Record

If your shares of our common stock are registered directly in your name with our transfer agent, Equiniti, you are considered, with respect to those shares, the “shareholder of record.” The proxy materials have been mailed to such shareholders of record by us. You may submit your proxy and voting instructions by using any of the methods below.

•
Submit Your Proxy and Voting Instructions online at www.voteproxy.com:
o
Submit your proxy and voting instructions online 24 hours a day, seven days a week through the close of voting at the virtual annual meeting on Thursday, May 15, 2025.
o
Please have your proxy card available and follow the instructions on the proxy card to submit your proxy and voting instructions online. You will need to have the control number that appears on your proxy card available.
•
Submit Your Proxy and Voting Instructions by Mail:
o
Sign and date your proxy card and return it in the prepaid envelope provided.
•
Vote at the 2025 Annual Meeting:
o
Vote during the meeting by clicking on the “Proxy Voting Site” button at the left of the webcast screen and following the instructions provided on the virtual meeting platform. You will need to have the control number that appears on your proxy card available.

If you sign, date and return the enclosed proxy card, your proxy authorizes each of Richard W. Heo, our Chief Executive Officer, and Westley S. Stockton, our Chief Financial Officer, to act as your proxies at the 2025 annual meeting and at any adjournment of such meeting, each with the power to appoint his substitute, and to represent and vote your shares of our common stock as you directed, if applicable. The proxies will vote your shares of our common stock at the 2025 annual meeting as instructed by the latest dated proxy received from you, whether submitted online or by mail. You will give to the proxies discretionary voting authority with respect to any matter that may properly come before the 2025 annual meeting about which we did not have proper advance notice as required by our by-laws.

Beneficial Owners of the Shares Held in Street Name

If your shares of our common stock are held by a bank, broker, trustee or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to such beneficial owners by the bank, broker, trustee or other nominee that holds your shares of our common stock. The bank, broker, trustee or other nominee is considered, with respect to those shares, the shareholder of record.

•
Voting Instruction Card: You should receive a voting instruction card from your bank, broker, trustee or other nominee. The availability of submitting voting instructions (whether online or by telephone or mail) will depend on the voting processes of your bank, broker, trustee or other nominee. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee how to vote your shares by marking, signing, dating and returning the voting instruction card included in their mailing or by following the instructions you received from your bank, broker, trustee or other nominee.
•
Vote at the 2025 Annual Meeting: If you are a beneficial owner of shares of our common stock and you plan to join the 2025 annual meeting and vote the shares of our common stock beneficially owned by you, please see the question above titled “How can I join and participate in the 2025 annual meeting?” for information on how to register in advance.

What happens if I don’t provide voting instructions for a proposal? What is a broker non-vote?

Shareholders of Record

If you are a shareholder of record and you sign, date and return a proxy card but make no specifications on your proxy card, your shares of our common stock will be voted in accordance with the recommendations of our Board, as provided above.

Beneficial Owners

If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of our common stock will not be voted with respect to any proposal for which the shareholder of record does not have discretionary authority to vote. Applicable rules determine whether proposals presented at shareholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker, trustee or other nominee is permitted under the applicable rules to vote on the proposal without receiving voting instructions from you; however, many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received. If a proposal is determined to be non-discretionary, the applicable rules prohibit your bank, broker, trustee or other nominee to vote on the proposal without receiving voting instructions from you.

A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because the bank, broker, trustee or other nominee has not received voting instructions from the beneficial owner. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted and a broker non-vote will occur with respect to your shares on each non-discretionary proposal (and in some instances discretionary proposals) for which you have not provided voting instructions.

Which proposals are considered “discretionary” and which are considered “non-discretionary”?

The classification of each proposal as discretionary or non-discretionary under the applicable rules is below. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares may be voted by the record holder with respect to the discretionary proposal (i.e., ratification of the appointment of our independent registered public accounting firm); however, many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted with respect to the non-discretionary proposals. Without your voting instructions, a broker non-vote will occur with respect to your shares on each non-discretionary proposal for which you have not provided voting instructions.

Proposal	Classification under Applicable Rules
1. Election of each of the five director nominees named in this proxy statement	Non-discretionary
2. Advisory vote to approve the compensation of our named executive officers	Non-discretionary
3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025	Discretionary(1)

____________________________

(1)
Note that many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received.

What vote is required to approve each item?

The votes required for the approval of each proposal are listed below. Generally, all matters properly brought before the 2025 annual meeting for a vote of shareholders will be decided by a majority of the votes cast (which means that the number of shares voted “for” the proposal exceeds the number of shares voted “against” the proposal).

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of each of the five director nominees named in this proxy statement	For, against or abstain for each director nominee	Majority of votes cast for each director nominee(1)	No effect	No effect
2. Advisory vote to approve the compensation of our named executive officers	For, against or abstain	Majority of votes cast	No effect	No effect
3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025	For, against or abstain	Majority of votes cast	No effect	N/A(2)

____________________________

(1)
Our director resignation policy requires that in the event an incumbent director nominee has received less than a majority of affirmative votes in an uncontested election, the incumbent director must provide a written offer of resignation, which the Corporate Governance and Nominating Committee will consider and recommend to the Board whether to accept or reject. In the event that the number of director nominees exceeds the number of directors to be elected, the directors shall be elected by the plurality of the votes cast at the 2025 annual meeting. “Plurality of votes cast” means that the director nominee receiving the most votes at the meeting will be elected to the Board.
(2)
Because banks, brokers, trustees and other nominees will have discretionary authority with respect to Proposal 3 there should be no broker non-votes for this item. Broker non-votes, if any, on Proposal 3 would have no effect.

Can I revoke or change my voting instructions after I deliver my proxy?

Yes. A proxy submitted by a shareholder of record or a beneficial owner with a legal proxy may be revoked or changed at any time before it is exercised by delivering to our Secretary an instrument revoking it or a duly executed proxy bearing a later date, or by joining the 2025 annual meeting as a shareholder with such shareholder’s control number and voting at the meeting in accordance with the instructions in these proxy materials, unless (1) the appointment form or electronic transmission appointing the proxy states that the proxy is irrevocable and (2) the appointment is coupled with an interest. Joining the 2025 annual meeting will not be enough to revoke the proxy of a shareholder of record or a beneficial owner with a legal proxy. Beneficial owners without a legal proxy must contact their bank, broker, trustee or other nominee for instructions on how to revoke or change their voting instructions.

Who pays for soliciting proxies?

We pay all expenses incurred in connection with the solicitation of proxies for the 2025 annual meeting. We will request banks, brokers, trustees or other nominees that hold shares of our common stock beneficially owned by others to send these proxy materials to, and obtain voting instructions from, the beneficial owners and will reimburse such banks, brokers, trustees or other nominees for related reasonable expenses. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Could other matters be decided at the 2025 annual meeting?

Our Board does not expect to bring any other matter before the 2025 annual meeting, and it is not aware of any other matter that may be considered at the 2025 annual meeting. In addition, the time has passed for any shareholder to properly bring a matter before the 2025 annual meeting in accordance with our advance notice provision in our by-laws or the relevant rules of the SEC. However, the proxy provided by the enclosed proxy card will, confer discretionary authority with respect to any matter not included in this proxy statement that may properly come before the 2025 annual meeting, including any adjournment or postponement thereof, subject to applicable SEC rules. It is the intention of the person(s) named as proxies on the enclosed proxy card to vote any shares of our common stock for which he has a proxy to vote at the 2025 annual meeting in accordance with his best judgment on any such matter.

What happens if the 2025 annual meeting is postponed or adjourned?

Any action on the items of business described in this proxy statement may be considered at the annual meeting at the time and on the date specified herein or at any time and date to which the annual meeting may be properly adjourned or postponed. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our Investor Relations webpage, https://ir.gulfisland.com, including information on when the meeting will be reconvened. Unless a new record date is fixed, your proxy will be valid and may be voted at the 2025 annual meeting, whether postponed or adjourned. Shareholders of record and beneficial holders with a legal proxy will still be able to change or revoke their proxy until the 2025 annual meeting is held.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

SEC rules permit companies and intermediaries, such as banks, brokers, trustees or other nominees, to deliver a single set of proxy materials to two or more shareholders sharing the same address, a process known as “householding.” Currently, we do not engage in householding for shareholders of record. However, certain brokerage firms with account holders who are beneficial owners of our common stock may have adopted householding procedures. Once a beneficial owner has received notice from his or her bank, broker, trustee or other nominee that it will be householding communications to the beneficial owner’s address, householding will continue until the beneficial owner is notified otherwise or until one or more of the beneficial owners revokes his or her consent.

If you would like to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may either contact your bank, broker, trustee or other nominee or the Company at the address and telephone number below.

You may also request prompt delivery of additional copies of our proxy materials by contacting the Company at (713) 714-6100 or Gulf Island Fabrication, Inc., 2170 Buckthorne Place, Suite 420, The Woodlands, Texas, 77380.

Shareholder Proposals and Nominations for the 2026 Annual Meeting

Shareholders Proposals

Any shareholder who wishes to bring a matter, other than shareholder nominations of directors, before the 2026 annual meeting but does not wish to have it included in our proxy materials, should notify our Secretary, in writing at the address shown on the first page of this proxy statement, no later than February 14, 2026. However, if the date of the 2026 annual meeting is more than 30 days before or more than 90 days after the date of the anniversary of the 2025 annual meeting, the notice must be received by our Secretary at our principal executive office not earlier than the close of business on the 120th day prior to the 2026 annual meeting and not later than the close of business on the later of the 90th day prior to the 2026 annual meeting or the 10th day following the day on which public announcement of the date of the 2026 annual meeting is first made, as set forth in our by-laws. If a shareholder does not provide such notice timely, proxies solicited on behalf of our Board for the 2026 annual meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.

Any shareholder who desires to submit a proposal for inclusion in our proxy materials for the 2026 annual meeting, other than shareholder nominations of directors, must forward the proposal in writing to our Secretary at the address shown on the first page of this proxy statement in time to arrive no later than December 11, 2025, and the proposal must comply with applicable federal proxy rules. If the date of the 2026 annual meeting is changed by more than 30 calendar days from the date of the anniversary of the 2025 annual meeting, the proposal must be received by our Secretary by either the revised deadline set forth in the Company’s SEC filings (either in a quarterly report on Form 10-Q or a current report on Form 8-K) or if no such deadline is provided, then in a reasonable time before the Company begins to print and distribute its proxy materials with respect to the 2026 annual meeting.

Nominations

Shareholders intending to nominate a director for consideration at the 2026 annual meeting should notify our Secretary, in writing at the address shown on the first page of this proxy statement, no later than February 14, 2026, containing specified information concerning, among other things, information about the nominee and the shareholder making the nomination as required by our by-laws. However, if the date of the 2026 annual meeting is more than 30 days before or more than 90 days after the date of the anniversary of the 2025 annual meeting, the notice must be received by our Secretary at our principal executive office not earlier than the close of business on the 120th day prior to the 2026 annual meeting and not later than the close of business on the later of the 90th day prior to the 2026 annual meeting or the 10th day following the day on which public announcement of the date of the 2026 annual meeting is first made, as set forth in our by-laws. If a shareholder does not provide such notice timely, proxies solicited on behalf of our Board for the 2026 annual meeting will confer discretionary authority to vote with respect to any such nominee, as permitted by the proxy rules of the SEC.

In addition to satisfying the foregoing requirements under our by-laws with respect to advance notice deadlines and informational requirements, shareholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements prescribed by Rule 14a-19(b) under the Exchange Act to comply with the universal proxy rules. The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our by-laws described above.

By Order of the Board of Directors

/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

The Woodlands, Texas

April 10, 2025

0 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 14475 GULF ISLAND FABRICATION, INC. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders to be Held on May 15, 2025 By signing the reverse side, you hereby appoint each of Richard W. Heo and Westley S. Stockton as your proxy, with full power of substitution, to represent you and to vote all of your shares of common stock of Gulf Island Fabrication, Inc. held of record by you on March 27, 2025, that you are entitled to vote at the 2025 annual meeting of shareholders to be held exclusively via a live audio webcast, accessible at https://web.lumiconnect.com/266826102, on May 15, 2025 at 9:00 a.m., Central Time, and at all adjournments thereof, on all matters coming before the 2025 annual meeting. To obtain additional instructions for joining as a guest or participating and voting as a shareholder at the 2025 annual meeting, please contact Bryan Anderson at Equiniti Trust Company, LLC at (347) 461-6326. The proxy will vote your shares: (1) as you specify on the back of this proxy card or online at www.voteproxy.com, (2) as the board of directors recommends where you do not specify your vote on a matter listed on the back of this proxy card, and (3) as the proxies decide on any other matter properly coming before the 2025 annual meeting. If you wish your shares to be voted on all matters as the board of directors recommends, simply sign, date and return this proxy card. If you wish your shares to be voted as you specify on a matter or all matters, please also mark the appropriate boxes on the back of this proxy card. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IF YOU ARE NOT SUBMITTING YOUR VOTING INSTRUCTIONS AND PROXY ONLINE. (Please See Reverse Side) 1.1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 15, 2025: The notice of meeting, proxy statement and 2024 annual report are available at www.gulfisland.com/eproxy Please mark, sign, date and return your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name(s) appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at the right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect each of the five director nominees. Robert M. Averick Richard W. Heo Michael J. Keeffe Cheryl D. Richard Jay R. Troger 2. To approve, on an advisory basis, the compensation of our named executive officers. 3. To ratify the appointment of our independent registered public accounting firm for 2025. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. x Please detach along perforated line and mail in the envelope provided . 00003333333000000000 0 051525 FOR AGAINST ABSTAIN ANNUAL MEETING OF SHAREHOLDERS OF GULF ISLAND FABRICATION, INC. to be held May 15, 2025 Please mark, sign, date and return this proxy card promptly using the envelope provided. You may specify your voting instructions by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish your shares to be voted on all matters in accordance with the board of directors’ recommendation. If your voting instructions are not specified, your shares will be voted FOR each of the director nom inees listed in Proposal 1, and FOR Proposals 2 and 3.